                                                                   Exhibit 10.12

                                  OFFICE LEASE

         THIS OFFICE LEASE ("LEASE") is made between SPIEKER PROPERTIES, L.P., a California limited partnership ("Landlord"), and INTRAWARE, INC., a Delaware corporation ("Tenant"), as of November 16, 1999 (the "date of this Lease").

                             BASIC LEASE INFORMATION

PROJECT:   Watergate Tower III

BUILDING:  2000 Powell Street, Emeryville, California 94608

DESCRIPTION OF PREMISES: Suite 1555 (the Premises is as outlined in red or as shown in cross-hatching on EXHIBIT B)

RENTABLE AREA OF PREMISES: Approximately Fifteen Thousand Eight Hundred Twenty-Five (15,825) square feet

PERMITTED USE:   General office and administrative use

SCHEDULED TERM COMMENCEMENT DATE: Earlier of commencement operations or forty-five (45) days after delivery of Premises in condition required under
Section 2(b).

SCHEDULED INITIAL TERM:   Thirty-six (36) and one-half (1/2) months

SCHEDULED EXPIRATION DATE: December 31, 2002

BASE RENT:
       (a)  Initial Annual Base Rent $418,608.00
       (b)  Initial Monthly Installment of Base Rent: $34,884.00
       (c) Subject to increase or decrease, as applicable, pursuant to Paragraph 3.1(b) as follows:
                TERM COMMENCEMENT DATE THROUGH NOVEMBER 30, 1999:  $17,442.00,
                  provided the Premises has been delivered November 16, 1999
                DECEMBER 1, 1999 THROUGH DECEMBER 31, 2001: $34,884.00 per month
                JANUARY 1, 2002 THROUGH DECEMBER 31, 2002:  $50,640.00 per month

SECURITY DEPOSIT: One Hundred Fifty Thousand and No/100 Dollars ($150,000.00), subject to Paragraph 22.C hereof.

BASE YEAR FOR OPERATING EXPENSES:  Calendar Year 2000

TENANT'S PROPORTIONATE SHARE OF BUILDING:  4.3%               OF PROJECT: N/A

PARKING DENSITY:         Three (3) spaces per 1,000 usable square   OCCUPANCY DENSITY:         One (1) person per 125 rentable
                         feet of the Premises                                                  square feet of the Premises

TENANT'S NAICS CODE: 4899

TENANT CONTACT:          Name: Mr. Don Freed, Chief Financial Officer
                         Telephone Number: (925) 253-4500
                         FAX: (925) 253-6590

SHORT FORM OFFICE BASE YEAR LEASE (CA)

ADDRESSES FOR NOTICES :  To:  Tenant                     To:  Landlord
                         25 Orinda Way                   2200 Powell Street, Suite 325
                         Orinda, Ca 94563                Emeryville, Ca 94608
                         Attn: Mr. Don Freed             Attn: Project Director
                         Executive Vice President and    FAX: (510) 594-5608
                         Chief Financial Officer
                         FAX: (925) 253-6590

                                    With a copy to:

                                    25 Orinda Way
                                    Orinda, Ca 94563
                                    Attn: John Moss
                                    General Counsel


TENANT'S BILLING ADDRESS [IF DIFFERENT FROM NOTICE ADDRESS]:
                                                            -------------------
LANDLORD'S REMITTANCE ADDRESS: Spieker Properties, P.O. Box 45587, Department 11473, San Francisco, Ca 94145

GUARANTOR:  NONE.

         IN WITNESS WHEREOF, the parties hereto have executed this Lease, consisting of the foregoing Basic Lease Information, the following Standard Lease Provisions consisting of PARAGRAPHS 1 THROUGH 22 (the "STANDARD LEASE PROVISIONS") and EXHIBITS A, B, C, D AND E, all of which are incorporated herein by this reference (collectively, this "LEASE"). In the event of any conflict between the provisions of the Basic Lease Information and the provisions of the Standard Lease Provisions, the Standard Lease Provisions shall control.



    "LANDLORD"                                   "TENANT"

    SPIEKER PROPERTIES, L.P.,                    INTRAWARE, INC.
    a California limited partnership,            a Delaware corporation

    By:  Spieker Properties, Inc.,
    a Maryland corporation, its general partner

         By:                                     By: /s/ Don Freed
            -------------------------------         -------------------------
                   John R. Winther                           Don Freed

         Its:                                    Its:
             ------------------------------          ------------------------
                Senior Vice President                Executive Vice President,
                                                     CFO

                            STANDARD LEASE PROVISIONS

1. PREMISES. Landlord hereby leases to Tenant and Tenant hereby leases from Landlord, subject to all of the terms and conditions set forth herein, those certain premises (the "PREMISES") described in the Basic Lease Information and as outlined in red or as shown in the cross-hatched markings on the floor plan attached hereto as EXHIBIT B. The parties agree that for all purposes hereunder the Premises shall be stipulated to contain the number of square feet of rentable area described in the Basic Lease Information. The Premises are located in that certain office building (the "BUILDING") whose street address is as shown in the Basic Lease Information. The Building is located on that certain land which is also improved with landscaping, parking facilities and other improvements and appurtenances. Such land, together with all such improvements and appurtenances and the Building, are all or part of a project which may consist of more than one building and additional facilities, as described in the Basic Lease Information (collectively referred to herein as the "PROJECT"). However, Landlord reserves the right to make such changes, additions and/or deletions to such land, the Building and the Project and/or the common areas and parking or other facilities thereof as it shall determine from time to time, provided that any such changes, additions and/or deletions of the common areas shall not materially and adversely interfere with Tenant's access to the Premises and the parking areas of the Project.

2.       TERM.

         (a) Unless earlier terminated in accordance with the provisions hereof, the term of this Lease (the "TERM") shall be as set forth in the Basic Lease Information.

         (b) The Term shall commence on the date that Landlord delivers the Premises to Tenant (the "TERM COMMENCEMENT DATE"). If Landlord fails to deliver possession of the Premises to Tenant on or before November 19, 1999, Tenant may terminate this Lease by delivering written notice to Landlord which termination shall be effective immediately upon Landlord's receipt thereof and Tenant shall have no further obligations hereunder. Landlord hereby represents that by delivering possession of the Premises to Tenant, any claims by any former tenant of the Premises are null and void and Landlord has full legal capacity to deliver possession of the Premises and a leasehold estate to Tenant in accordance with the terms of this Lease. Notwithstanding the foregoing, in the event that Landlord is delayed in delivering the Premises by reason of any act or omission of Tenant, the Term Commencement Date shall be (unless Tenant takes possession or commences use of the Premises prior thereto) the date the Premises would have been delivered by Landlord had such Tenant caused delay(s) not occurred. This Lease shall be a binding contractual obligation effective upon execution hereof by Landlord and Tenant, notwithstanding the later commencement of the Term. Tenant acknowledges that Tenant has inspected and accepts the Premises "as-is" and in their present condition so long as free of debris, except for tenant improvements (if any) to be constructed by Landlord in the Premises pursuant to the Improvement Agreement attached hereto as EXHIBIT C (the "IMPROVEMENT AGREEMENT"), if any; provided, however, that the foregoing sentence shall not release Landlord from any of Landlord's compliance obligations with respect to Regulations (as defined below) as expressly stated in this Lease. Landlord and Tenant acknowledge and agree that all personal property, including, but not limited to, the furniture that is in the Premises as of the date hereof shall be delivered to Tenant at the time of delivery of the Premises and such personal property shall be the sole property of Tenant.

         (c) In the event the Term Commencement Date is delayed or otherwise does not occur on the Scheduled Term Commencement Date specified in the Basic Lease Information, this Lease shall not be void or voidable, the Term shall not be extended, and Landlord shall not be liable to Tenant for any loss or damage resulting therefrom (except as set forth in Section 22(d) below); provided that Tenant shall not be liable for any Rent (defined below) for any period prior to the Term Commencement Date. Landlord may deliver to Tenant Landlord's standard form "START-UP LETTER" for Tenant's acknowledgment and confirmation of the Term Commencement Date. Tenant shall execute and deliver such Start-Up Letter to Landlord within five (5) days after receipt thereof, but Tenant's failure or refusal to do so shall not negate Tenant's acceptance of the Premises or affect determination of the Term Commencement Date.

         (d) Landlord shall be responsible for complying with Regulations (defined below), other than the ADA, pertaining to the common areas of the Project prior to and except to the extent arising out of Tenant's occupancy or use of the Premises or common areas or construction of any Tenant Improvements or Alterations made by or on behalf of Tenant, whether by Landlord or otherwise and whether performed before or after the Term Commencement Date, or installation of any equipment, fixtures, furniture or other personal property in or about the Premises; provided, however; that Landlord may treat costs of such compliance as an Operating Expense. Tenant shall have the sole responsibility for complying, at Tenant's cost, with any and all provisions of the Americans with Disabilities Act of 1990, as it has been and may later be amended ("ADA"), (i) with respect to the Premises; and
(ii) with respect to the common areas of the Project where in the case of this clause (ii) such compliance has been brought about by: (A) any Tenant Improvements or Alterations to the Premises or to the common areas made by or on behalf of Tenant, whether by Landlord or otherwise, and performed after the Term Commencement Date; (B) requirements of Tenant's employees, or any changes to Tenant's use of the Premises; or (C) any architectural barriers caused by Tenant's installation of any equipment, fixtures, furniture, or other personal property in or about the Premises (items (i) and (ii) collectively, "TENANT'S ADA RESPONSIBILITIES"). Notwithstanding the foregoing, Tenant's ADA Responsibilities shall not include any compliance items (each an "ADDITIONAL ADA COMPLIANCE ITEM") identified during an inspection or other event made or occurring prior to, during or after construction of, and solely in connection with, any Tenant Improvement or Alterations to the Premises or common areas made by or on behalf of Tenant (a "TENANT CAUSED INSPECTION") if such Additional ADA Compliance Item is: (i) not a direct or indirect result or consequence of such Tenant Improvement or Alterations to the Premises or common areas made by or on behalf of Tenant except that such compliance item was discovered in the Premises, Building or Project during a Tenant Caused Inspection, and (ii) unrelated in any manner, either directly or indirectly, with the purpose for the Tenant Caused Inspection; and (iii) is not otherwise part of Tenant's ADA Responsibilities as defined above; provided however, that Landlord may allocate the cost of performing such Additional ADA Compliance Item as an Operating Expense if such allocation is consistent with the terms of this Lease. Tenant shall indemnify, defend and hold Landlord, its agents and employees harmless from and against any and all claims, damages, or liabilities (including, without limitation, reasonable attorneys' fees and costs) arising directly or indirectly from Tenant's failure to satisfy any of Tenant's ADA Responsibilities. Landlord shall indemnify, defend and hold Tenant, its agents and employees harmless from and against any and all claims, damages or liabilities arising directly or indirectly from Landlord's failure to comply with any obligations of a landlord under the ADA, other than such claims, damages or liabilities arising from Tenant's failure to satisfy any of Tenant's ADA Responsibilities; provided, however, that Landlord may treat costs of ADA compliance with respect to the common areas of the Project to the extent incurred after the Term Commencement Date as an Operating Expense. Landlord represents that, as of the date of this Lease, to the best of Landlord's actual knowledge, the Premises and the Building shall comply in all material respects with Regulations (as defined below) and the ADA as the Regulations (as defined below) and ADA, respectively, have, as of the date of this Lease, been interpreted in Alameda County and pertain to the Premises and the Building.

3.       RENT AND OPERATING EXPENSES.

         3.1      BASE RENT

         (a) Subject to the provisions of Paragraph 2(b) and this Paragraph 3.1, Tenant agrees to pay during the Term as Base Rent for the Premises the sums specified in the Basic Lease Information (as increased from time to time as provided in the Basic Lease Information or as may otherwise be provided in this Lease) ("BASE RENT").

         (b) Base Rent shall increase as set forth in the Basic Lease Information or as may otherwise be provided in this Lease.

         (c) Except as expressly provided to the contrary herein, Base Rent shall be payable in equal consecutive monthly installments, in advance, without deduction or offset, commencing on the Term Commencement Date and continuing on the first day of each calendar month thereafter. However, the first installment of Base Rent in the amount of $17,442 shall be payable by Tenant simultaneously with the execution of this Lease by Landlord and Tenant. If the Term Commencement Date is a day other than the Scheduled Commencement Date, then Landlord shall credit Tenant's December Base Rent in an amount equal to $1,162.80 per day for each day commencing on November 17, 1999 until the Term Commencement Date. Base Rent, all forms of additional rent payable hereunder by Tenant and all other amounts, fees, payments or charges payable hereunder by Tenant (collectively, "ADDITIONAL RENT") shall
(i) each constitute rent payable hereunder (and shall sometimes collectively be referred to herein as "RENT"), (ii) be payable to Landlord in lawful money of the United States when due without any prior demand therefor, except as may be expressly provided to the contrary herein, and (iii) be payable to Landlord at Landlord's Remittance Address set forth in the Basic Lease Information or to such other person or to such other place as Landlord may from time to time designate in writing to Tenant. Any Rent or other amounts payable to Landlord by Tenant hereunder for any fractional month shall be prorated based on a month of 30 days.

         3.2      OPERATING EXPENSES.

         (a) Subject to the provisions of this Lease, Tenant shall pay to Landlord pursuant to this Paragraph 3.2 as Additional Rent an amount equal to Tenant's Proportionate Share (defined below) of the excess, if any, of Operating Expenses (defined below) allocable to each Expense Year (defined below) over Operating Expenses allocable to the Base Year (the "BASE YEAR") specified in the Basic Lease Information ("BASE YEAR OPERATING EXPENSES"). "TENANT'S PROPORTIONATE SHARE" is, subject to the provisions of this Paragraph 3.2, the percentage number (representing the Premises' share of the Building and the Project) set forth in the Basic Lease Information. An "EXPENSE YEAR" is any calendar year after the Base Year any portion of which falls within the Term.

         (b) "OPERATING EXPENSES" means all costs, expenses and obligations incurred or payable by Landlord because of or in connection with the operation, ownership, repair, replacement, restoration, management or maintenance of the Project during or allocable to the Base Year or an Expense Year (as applicable) during the Term (other than costs, expenses or obligations specifically attributable to Tenant or other tenants of the Building or Project), all as determined substantially in accordance with generally accepted accounting principles, as reasonably interpreted by Landlord and consistently applied, including without limitation the following:

                  (i) All property taxes, assessments, charges or impositions and other similar governmental ad valorem or other charges levied on or attributable to the Project (including personal and real property contained therein) or its ownership, operation or transfer, and all taxes, charges, assessments or similar impositions imposed in lieu or substitution (partially or totally) of the same (collectively, "TAXES"). "TAXES" shall also include (A) all taxes, assessments, levies, charges or impositions on any interest of Landlord in the Project, the Premises or in this Lease, or on the occupancy or use of space in the Project or the Premises; or on the gross or net rentals or income from the Project, including, without limitation, any gross income tax, excise tax, sales tax or gross receipts tax levied by any federal, state or local governmental entity with respect to the receipt of Rent; or (B) any possessory taxes charged or levied in lieu of real estate taxes; and

                  (ii) The cost of all utilities, supplies, equipment, tools, materials, service contracts, janitorial services, waste and refuse disposal, landscaping, and insurance (with the nature and extent of such insurance to be carried by Landlord to be determined by Landlord in its sole and absolute discretion, unless otherwise expressly provided herein); insurance deductibles; compensation and benefits of all persons who perform services connected with the operation, management, maintenance or repair of the Project; personal property taxes on and maintenance and repair of equipment and other personal property; costs and fees for administration and management of the Project, whether by Landlord or by an independent contractor, and other management office operational expenses (provided that any such management fee shall not exceed five percent (5%)); rental expenses for or a reasonable allowance for depreciation of, personal property used in the operation, management, maintenance or repair of the Project, license, permit and inspection fees; and all inspections, activities, alterations, improvements or other matters required by any governmental or quasi-governmental authority or by Regulations (defined below), for any reason, including, without limitation, capital improvements, whether capitalized or not; all capital additions, repairs, replacements and improvements made to the Project or any portion thereof by Landlord (A) of a personal property nature and related to the operation, repair, maintenance or replacement of systems, facilities, equipment or components of (or which service) the Project or portions thereof, (B) required or provided in connection with any existing or future applicable municipal, state, federal or other governmental statutes, rules, requirements, regulations, laws, standards, orders or ordinances including, without limitation, zoning ordinances and regulations, and covenants, easements and restrictions of record (collectively, "REGULATIONS"), (C) which are designed to improve the operating efficiency of the Project, or (D) determined by Landlord to be required to keep pace or be consistent with safety or health advances or improvements (with such capital costs to be amortized over such periods as Landlord shall determine which shall be substantially in accordance with generally accepted accounting principles); common area repair, resurfacing, replacement, operation and maintenance; security systems or services, if any, deemed appropriate by Landlord (but without obligation to provide the same); and any other cost or expense incurred or payable by Landlord in connection with the operation, ownership, repair, replacement, restoration, management or maintenance of the Project. Repairs, replacements, and general maintenance shall include the cost of any remediation of or repair due to the use of any common Hazardous Materials, such as office and janitorial supplies and materials used in connection with the systems and equipment which operate the Building and the Project, with such Hazardous Materials used in customary quantities in connection with the ownership, management, maintenance, repair, preservation, replacement and operation of the Building or Project and its supporting facilities and such additional facilities now and in subsequent years as may be determined by Landlord to be necessary or desirable to the Building and/or Project (as determined in a reasonable manner).

         (c) Variable items of Operating Expenses (e.g., expenses that are affected by variations in occupancy levels) for the Base Year and each Expense Year during which actual occupancy of the Project is less than ninety-five percent (95%) of the rentable area of the Project shall be appropriately adjusted, in accordance with sound accounting principles, to reflect ninety-five percent (95%) occupancy of the existing rentable area of the Project during such period.

         (d) Prior to or shortly following the commencement of (and from time to time during) each Expense Year of the Term following the Term Commencement Date, Landlord shall provide to Tenant a good faith written estimate of Tenant's Proportionate Share of the projected excess, if any, of the Operating Expenses for the Project for such year over the Base Year Operating Expenses. Commencing with the first day of the calendar month following the month in which such estimate was delivered to Tenant, Tenant shall pay such estimated amount (less amounts, if any, previously paid toward such excess for such year) to Landlord in equal monthly installments over the remainder of such calendar year, in advance on the first day of each month during such year (or remaining months, if less than all of the year remains). Subject to the provisions of this Lease, Landlord shall endeavor to furnish to Tenant within a one hundred twenty (120) days after the end of each Expense Year, a statement (a "RECONCILIATION STATEMENT") indicating in reasonable detail the excess, if any, of Operating Expenses allocable to such Expense Year over Base Year Operating Expenses and the parties shall, within thirty (30) days thereafter, make any payment or allowance necessary to adjust Tenant's estimated payments to Tenant's actual share of such excess as indicated by such annual Reconciliation Statement.

         (e) Tenant shall pay ten (10) days before delinquency all taxes and assessments levied against any personal property or trade fixtures of Tenant in or about the Premises. If any such taxes or assessments are levied against Landlord or Landlord's property or if the assessed value of the Project is increased by the inclusion therein of a value placed upon such personal property or trade fixtures, Tenant shall, within thirty (30) days of demand, reimburse Landlord for the taxes and assessments so levied against Landlord, or any such taxes, levies and assessments resulting from such increase in assessed value.

         (f) Any delay or failure of Landlord in (i) delivering any estimate or statement described in this Paragraph 3.2, or (ii) computing or billing Tenant's Proportionate Share of excess Operating Expenses shall not
(A) constitute a waiver of its right to subsequently deliver such estimate or statement or require any increase in Rent contemplated by this Paragraph 3.2, or (B) in any way waive or impair the continuing obligations of Tenant under this Paragraph 3.2. Provided that Tenant is not then in default under this Lease beyond any applicable notice and cure period, subject to compliance with Landlord's standard procedures for the same, Tenant shall have the right, upon the condition that Tenant shall first pay to Landlord the amount in dispute, to have independent certified public accountants of national standing (who are not compensated on a contingency basis) of Tenant's selection (and subject to Landlord's reasonable approval) review Landlord's Operating Expense books and records relating to the Expense Year subject to a particular Reconciliation Statement during the ninety (90) day period following delivery to Tenant of the Reconciliation Statement for such Expense Year. If such review discloses a liability for a refund in excess of six percent (6%) of Tenant's Proportionate Share of Operating Expenses previously reported, the cost of such review shall be borne by Landlord; otherwise such cost shall be borne by Tenant. Tenant waives the right to dispute or contest, and shall have no right to dispute or contest, any matter relating to the calculation of Operating Expenses or other forms of Rent under this Paragraph
3.2 with respect to each Expense Year for which a Reconciliation Statement is given to Tenant if no claim or dispute with respect thereto is asserted by Tenant in writing to Landlord within ninety (90) days of delivery to Tenant of the original or most recent Reconciliation Statement with respect thereto.

In addition, notwithstanding anything in the definition of Operating Expenses in this Lease to the contrary, Operating Expenses shall not include the following:

         (i)      Any ground lease rental;

         (ii) Costs of capital improvements, replacements or equipment and any depreciation or amortization expenses thereon, except to the extent included in Operating Expenses allowed in Paragraph 3.2(b)(ii) above;

         (iii) Rentals for items (except when needed in connection with normal repairs and maintenance of permanent systems) which if purchased, rather than rented, would constitute a capital improvement which is specifically excluded in clause (ii) above (excluding, however, equipment not affixed to the Building or Project which is used in providing janitorial or similar services);

         (iv) Costs incurred by Landlord for the repair of damage to the Building or Project, to the extent that Landlord is reimbursed by insurance proceeds, or repairs or replacements covered by warranties and for which Landlord has been reimbursed, or repairs or replacements due to the gross negligence or willful misconduct of Landlord or Landlord's agents or employees;

         (v) Costs, including permit, license and inspection costs, incurred with respect to the installation of tenant or other occupant improvements made for tenants or other occupants in the Building or the Project or incurred in renovating or otherwise improving, decorating, painting or redecorating vacant space for or the premises of other tenants or other occupants of the Building;

         (vi) Marketing costs, including leasing commissions, attorneys' fees in connection with the negotiation and preparation or enforcement of letters, deal memos, letters of intent, leases, subleases and/or assignments, space planning costs, and other costs and expenses incurred in connection with lease, sublease and/or assignment negotiations and transactions with present or prospective tenants or other occupants of the Building or the Project;

         (vii) Costs incurred by Landlord due to the violation by Landlord of the terms and conditions of any lease of space in the Building or the Project;

         (viii) Interest, principal, points and fees on debt or amortization payments on any mortgage or deed of trust or any other debt instrument encumbering the Building or Project or the land on which the Building or Project is situated;

         (ix) Except for making repairs or keeping permanent systems in operation while repairs are being made, rentals and other related expenses incurred in leasing air conditioning systems, elevators or other equipment ordinarily considered to be of a capital nature, except equipment not affixed to the Building or Project which is used in providing janitorial or similar services;

         (x)      Advertising and promotional expenditures;

         (xi) Costs incurred in connection with upgrading the Building or Project to comply with disability, life, fire and safety codes in effect prior to the issuance of the temporary certificate of occupancy for the Building;

         (xii) Interest, fines or penalties incurred as a result of Landlord's failure to make payments when due unless such failure is commercially reasonable under the circumstances;

         (xiii) Costs arising from Landlord's charitable or political contributions;

         (xiv) Costs for acquisition of sculpture, paintings or other objects of art in common areas;

         (xv) The depreciation of the Building and other real property structures in the Project;

         (xvi) Landlord's general corporate overhead and general administrative expenses not related to the operation of the Building or the Project;

         (xvii) Any bad debt loss, rent loss or reserves for bad debts or rent loss, or reserves for equipment or capital replacement;

         (xviii) Except as expressly provided herein, the cost incurred to treat, survey, clean, contain, abate, remove or otherwise remedy Hazardous Materials in, on or about the Building or Project due to another tenant's default under its lease or due to an act of Landlord or Landlord's agents, employees or invitees;

         (xix) Legal expenses for disputes with tenants and legal auditing and consulting fees not incurred in the ordinary operation of the Project; and

         (xx) Operating Expenses shall not include franchise, estate, succession, inheritance and gift taxes and federal and state income taxes measured by Landlord's general or net income (as opposed to rents, receipts or income attributable to the Project).

4. DELINQUENT PAYMENT; HANDLING CHARGES. In the event Tenant is more than four (4) days late in paying any amount of Rent or any other payment due under this Lease, Tenant shall pay Landlord, within ten (10) days of Landlord's written demand therefor, a late charge equal to five percent (5%) of the delinquent amount, or $150.00, whichever amount is greater; provided, however, that during the initial Term hereof, Landlord shall waive such late fee one (1) time during any twelve (12) month period provided. In addition, any amount due from Tenant to Landlord hereunder which is not paid within ten
(10) days of the date due shall bear interest at an annual rate (the "DEFAULT RATE") equal to twelve percent (12%).

5. SECURITY DEPOSIT. Upon delivery of Premises in accordance with ss.2(b), Tenant shall pay to Landlord the amount of Security Deposit (the "SECURITY DEPOSIT") specified in the Basic Lease Information, if any, which shall be held by Landlord to secure Tenant's performance of its obligations under this Lease. The Security Deposit is not an advance payment of Rent or a measure or limit of Landlord's damages upon a default by Tenant or an Event of Default (defined below). If Tenant defaults beyond any applicable cure period with respect to any provision of this Lease, Landlord may, but shall not be required to, use, apply or retain all or any part of the Security Deposit (a) for the payment of any Rent or any other sum in default, (b) for the payment of any other amount which Landlord may spend or become obligated to spend by reason of such default by Tenant, and (c) to compensate Landlord for any other loss or damage which Landlord may suffer by reason of such Event of Default by Tenant. If any portion of the Security Deposit is so used or applied, Tenant shall, within ten (10) days after demand therefor by Landlord, deposit with Landlord cash in an amount sufficient to restore the Security Deposit to the amount required to be maintained by Tenant hereunder. Within sixty (60) days following expiration or the sooner termination of this Lease, provided that Tenant has performed all of its obligations hereunder, Landlord shall return to Tenant the remaining portion of the Security Deposit. The Security Deposit may be commingled by Landlord with Landlord's other funds, and no interest shall be paid thereon. If Landlord transfers its interest in the Premises, then Landlord shall assign the Security Deposit to the transferee and thereafter Landlord shall have no further liability or obligation for the return of the Security Deposit. Tenant hereby waives the provisions of Section 1950.7 of the California Civil Code, and all other provisions of any Regulations, now or hereinafter in force, which restricts the amount or types of claim that a landlord may make upon a security deposit or imposes upon a landlord (or its successors) any obligation with respect to the handling or return of security deposits.

6.       LANDLORD'S OBLIGATIONS.

         6.1 SERVICES. Subject to the provisions of this Lease, Landlord shall furnish to Tenant during the Term (a) city or utility company water at those points of supply provided for general use of the tenants of the Building; (b) subject to mandatory and voluntary Regulations, heating and air conditioning during ordinary business hours (which hours are as of the date of this Lease 8:00 a.m. through 6:00 p.m.) of generally recognized business days designated by Landlord (which in any event shall not include Saturdays, Sundays or legal holidays) ("BUSINESS HOURS) for the Building at such temperatures and in such amounts as Landlord reasonably determines is appropriate for normal comfort for normal office use in the Premises; (c) janitorial services to the Premises on weekdays, other than on legal holidays, for Building-standard installations; (d) nonexclusive passenger elevator service at all times (except in the event of an emergency or, during after hours maintenance or repair activities); and (e) adequate electrical current during such Business Hours for equipment that does not require more than 110 volts and whose electrical energy consumption does not exceed normal office usage in a premises of the size of the Premises, as determined by Landlord. If Tenant desires any of the services specified in this Paragraph
6.1 at any time other than during Business Hours, then subject to such nondiscriminatory conditions and standards as Landlord shall apply to the same, upon the request of Tenant, such services shall be supplied to Tenant in accordance with Landlord's customary procedures for the Building, including such advance request deadlines as Landlord shall require from time to time, and Tenant shall pay to Landlord Landlord's then customary charge for such services within thirty (30) days after Landlord has delivered to Tenant an invoice therefor. Landlord reserves the right to change the supplier or provider of any such service from time to time. Tenant shall not have the right to obtain any such service for the Premises directly from a supplier or provider of such service except as provided in Paragraph 6.4 below.

         6.2 EXCESS UTILITY USE. Landlord shall not be required to pay for or furnish electrical current for (but shall prepare the Premises to receive electrical current from a utility provider) , and Tenant shall not install or use, without Landlord's prior written consent, any equipment (a) that requires more than 110 volts, (b) whose operation is in excess of, or inconsistent with, the capacity of the Building (or existing feeders and risers to, or wiring in, the Premises) or (c) whose electrical energy consumption exceeds normal office usage of up to three (3) watts of connected load per usable square foot ("STANDARD USAGE"). Subject to the provisions of this Paragraph 6.2, if Tenant's consumption of electricity exceeds the electricity to be provided by Landlord above or Standard Usage (which shall be determined by separate metering to be installed at Tenant's expense or by such other method as Landlord shall reasonably select), Tenant shall pay to Landlord Landlord's then customary charge for such excess consumption within ten (10) days after Landlord has delivered to Tenant an invoice therefor.

         6.3 RESTORATION OF SERVICES. Following receipt of Tenant's request to do so, Landlord shall use good faith efforts to restore any service specifically to be provided under Paragraph 6.1 that becomes unavailable and which is in Landlord's reasonable control to restore; provided, however, that in no case shall the unavailability of such services or any other service (or any diminution in the quality or quantity thereof) or any interference in Tenant's business operations within the Premises render Landlord liable to Tenant or any person using or occupying the Premises under or through Tenant (including, without limitation, any contractor, employee, agent, invitee or visitor of Tenant) (each, a "TENANT PARTY") for any damages of any nature whatsoever caused thereby (except to the extent caused solely by Landlord's gross negligence or willful misconduct), constitute a constructive eviction of Tenant, constitute a breach of any implied warranty by Landlord, or entitle Tenant to any abatement of Tenant's rental obligations hereunder.

         6.4 TELECOMMUNICATIONS SERVICES. Tenant may contract separately with providers of telecommunications or cellular products, systems or services for the Premises. Even though such products, systems or services may be installed or provided by such providers in the Building, in consideration for Landlord's permitting such providers to provide such services to Tenant, Tenant agrees that Landlord and the Landlord Indemnitees (defined below) shall in no event be liable to Tenant or any Tenant Party for (i) any damages of any nature whatsoever arising out of or relating to the products, systems or services provided by such providers (or any failure, interruption, defect in or loss of the same) or any acts or omissions of such providers in connection with the same, except to the extent that such products, systems or services are in Landlord's actual control and the failure thereof is due solely to Landlord's gross negligence or willful misconduct, or (ii) any interference in Tenant's business caused thereby. Tenant waives and releases all rights and remedies against Landlord and the Landlord Indemnitees that are inconsistent with the foregoing.

7.       IMPROVEMENTS, ALTERATIONS, REPAIRS AND MAINTENANCE.

         7.1 IMPROVEMENTS; ALTERATIONS. Any alterations, additions, deletions, modifications or utility installations in, of or to the improvements contained within the Premises (collectively, "ALTERATIONS") shall be installed at Tenant's expense and only in accordance with detailed plans and specifications, construction methods, and all appropriate permits and licenses, all of which have been previously submitted to and approved in writing by Landlord, and by a professionally qualified and licensed contractor and subcontractors approved by Landlord. Alterations shall not include the Tenant Improvements described in Exhibit C attached hereto and Tenant shall not be required to remove such initial Tenant Improvements at the expiration or earlier termination of this Lease. No Alterations in or to the Premises may be made without (a) Landlord's prior written consent and (b) compliance with such nondiscriminatory requirements and construction regulations concerning such Alterations as Landlord may impose from time to time. Landlord will not be deemed to unreasonably withhold its consent to any Alteration that violates Regulations, may affect or be incompatible with the Building's structure or its HVAC, plumbing, telecommunications, elevator, life-safety, electrical, mechanical or other basic systems, or the appearance of the interior common areas or exterior of the Project, or which may interfere with the use or occupancy of any other portion of the Project. Landlord shall respond to Tenant's written request for consent described in this Paragraph 7.1 within five (5) business days after Landlord's receipt thereof. In the event Landlord fails to so respond to Tenant within such five
(5) business day time period, Landlord shall not be in default hereof nor shall Tenant be deemed to have received consent to the requested Alterations, but Tenant may provide a second written request to Landlord. Landlord shall respond to Tenant's second written request for consent described in this Paragraph 7.1 within five (5) business days after Landlord's receipt thereof. In the event Landlord fails to so respond to Tenant's second written request, Landlord shall be deemed to have rejected Tenant's request to make Alterations; provided, however, that if the total cost of any proposed Alterations by Tenant during the previous six (6) month period is less than Fifty Thousand Dollars ($50,000.00), Landlord shall be deemed to have consented to Tenant's second request to make such Alterations. Notwithstanding the foregoing, Tenant shall have the right, without consent of, but upon at least ten (10) business days' prior written notice to Landlord to make non-structural, cosmetic Alterations within the interior of the Premises (and which are not visible from the outside of the Premises), which do not impair the value of the Building, and which cost, in the aggregate, less than Fifteen Thousand Dollars ($15,000.00) in any twelve (12) month period during the Term of this Lease, provided that such Alterations shall nevertheless be subject to all of the remaining requirements of this Paragraph 7 and payment of the administration fee referred to in this Paragraph 7, other than the requirement of Landlord's prior consent. In addition all Alterations shall be performed by duly licensed contractors or subcontractors reasonably acceptable to Landlord, proof of insurance shall be submitted to Landlord as required under this Lease, and Landlord reserves the right to impose reasonable rules and regulations for contractors and subcontractors. Tenant shall, if requested by Landlord, promptly furnish Landlord with complete as-built plans and specifications for any Alterations performed by Tenant to the Premises, at Tenant's sole cost and expense. All Alterations made in or upon the Premises shall, (i) at Landlord's option, either be removed by Tenant prior to the end of the Term (and Tenant shall restore the portion of the Premises affected to its condition existing immediately prior to such Alteration), or shall remain on the Premises at the end of the Term, (ii) be constructed, maintained, insured and used by Tenant, at its risk and expense, in a first-class, good and workmanlike manner, and in accordance with all Regulations, and (iii) shall be subject to payment of Landlord's standard alterations supervision fee which standard fee shall not exceed ten percent (10%) of the cost of the Alterations. If any Alteration made or initiated by Tenant or the removal thereof shall cause, trigger or result in any portion of the Project outside of the Premises, any portion of the Building's shell and core improvements (including restrooms, if any) within the Premises, or any Building system inside or outside of the Premises being required by any governmental authority to be altered, improved or removed, or may otherwise potentially affect such portions of the Project or any other tenants of the Project, Landlord shall have the option (but not the obligation) of performing the same at Tenant's expense, in which case Tenant shall pay to Landlord (within ten (10) days of Landlord's written demand) in advance Landlord's reasonable estimate of the cost of such work, and any actual costs of such work in excess of Landlord's estimate, plus an administrative charge of ten percent (10%) thereof. At least ten (10) days before beginning construction of any Alteration, Tenant shall give Landlord written notice of the expected commencement date of that construction to permit Landlord to post and record a notice of non-responsibility. Upon substantial completion of construction, if the law so provides, Tenant shall cause a timely notice of completion to be recorded in the office of the recorder of the county in which the Building is located. Notwithstanding anything to the contrary contained in this Paragraph 7.1, at the time Landlord gives its consent for any Alterations after the initial Tenant Improvements, Tenant shall also be notified whether or not Landlord will require that such Alterations be removed upon the expiration or earlier termination of this Lease. If Landlord fails to so notify Tenant within five
(5) business days after Landlord's receipt of Tenant's written request for consent, it shall be assumed that Landlord will not require their removal.

         7.2 REPAIRS AND MAINTENANCE. Tenant shall maintain at all times during the Term the Premises and all portions and components of the improvements and systems contained therein in a first-class, good, clean, safe, and operable condition, and shall not permit or allow to remain any waste or damage to any portion of the Premises. Tenant shall repair or replace, as needed, subject to Landlord's direction and supervision, any damage to the Building or the Project caused by Tenant or any Tenant Party. If any such damage occurs outside of the Premises or relates to any Building system and is caused by Tenant or any Tenant Party, or if Tenant fails to perform Tenant's obligations under this Paragraph 7.2 or under any other paragraph of this Lease within ten (10) days' after written notice from Landlord (except in the case of an emergency, in which case no notice shall be required), then Landlord may elect to perform such obligations and repair such damage itself at Tenant's expense. The cost of all repair or replacement work performed by Landlord under this Paragraph 7.2, plus an administrative charge of ten percent (10%) of such cost, shall be paid by Tenant to Landlord within thirty (30) days of receipt of Landlord's invoice therefor as Additional Rent. Tenant hereby waives all common law and statutory rights or provisions inconsistent herewith, whether now or hereinafter in effect (including, without limitation, Sections 1941, 1941.1, and 1941.2 of the California Civil Code, as amended from time to time). Landlord shall use reasonable efforts to maintain the common areas of the Project at all times during the Term with the cost thereof constituting an Operating Expense under Paragraph 3.2. Landlord shall maintain in good repair, reasonable wear and tear excepted, the structural soundness of the roof, foundations, and exterior walls of the Building. The term "exterior walls" as used herein shall not include windows, glass or plate glass, doors, special store fronts or office entries; provided, however that Tenant shall in no event be liable for damage to exterior walls to the extent caused by structural defects of the Building. Any damage caused by or repairs necessitated by any negligence or act of Tenant or Tenant's Parties may be repaired by Landlord at Landlord's option and Tenant's expense. Tenant shall immediately give Landlord written notice of any defect or need of repairs in such components of the Building for which Landlord is responsible, after which Landlord shall have a reasonable opportunity and the right to enter the Premises at all reasonable times to repair same. Tenant's failure to provide such notice shall not release Landlord from its repair and maintenance obligations described in this Paragraph 7.2, provided, however, that Landlord's shall not be deemed to have breached its obligations under this Paragraph 7.2 to perform such repair and maintenance obligations unless and until Landlord receives notice of any such defect or need of repairs and subsequently fails to perform in accordance with the terms of this Paragraph 7.2. Landlord's liability with respect to any defects, repairs, or maintenance for which Landlord is responsible under any of the provisions of this Lease shall be limited to the cost of such repairs or maintenance, and there shall be no abatement of rent and no liability of Landlord by reason of any injury to or interference with Tenant's business arising from the making of repairs, alterations or improvements in or to any portion of the Premises, the Building or the Project or to fixtures, appurtenances or equipment in the Building. By taking possession of the Premises, Tenant accepts them "as is," as being in good order, condition and repair and the condition in which Landlord is obligated to deliver them and suitable for the Permitted Use and Tenant's intended operations in the Premises, whether or not any notice of acceptance is given.

         7.3 MECHANIC'S LIENS. Tenant shall not cause, suffer or permit any mechanic's or materialman's lien, claim, or stop notice to be filed or asserted against the Premises, the Building or any funds of Landlord for any work performed, materials furnished, or obligation incurred by or at the request of Tenant or any Tenant Party. If any such lien, claim or notice is filed or asserted, then Tenant shall, within ten (10) days after Landlord has delivered notice of the same to Tenant, either (a) pay and satisfy in full the amount of (and eliminate of record) the lien, claim or notice or (b) diligently contest the same and deliver to Landlord a bond or other security therefor in substance and amount (and issued by an issuer) satisfactory to Landlord.

8. USE. Tenant shall occupy and use the Premises only for general office use or uses incidental thereto, all of which shall be consistent with the standards of a first class office project (the "PERMITTED USE") and shall comply, at Tenant's expense, with all Regulations relating to the use, condition, alteration, improvement, access to, and occupancy of the Premises, including without limitation, Regulations relating to Hazardous Materials (defined below). Should any Regulation now or hereafter be imposed on Tenant or Landlord by any governmental body relating to the use or occupancy of the Premises or the Project common areas by Tenant or any Tenant Party or concerning occupational, health or safety standards for employers, employees, or tenants, then Tenant agrees, at its sole cost and expense, to comply promptly with such Regulations if such Regulations relate to anything within the Premises or if compliance with such Regulations is within the control of Tenant and applies to an area outside of the Premises. Tenant shall conduct its business and shall use reasonable efforts to cause each Tenant Party to act in such a manner as to (a) not release or permit the release of any Hazardous Material in, under, on or about the Project in violation of any Regulations, (b) use or store any Hazardous Materials (other than incidental amounts of cleaning and office supplies) in or about the Premises or (c) not create or permit any nuisance or unreasonable interference with or disturbance of other tenants of the Project or Landlord in its management of the Project or (d) not create any occupancy density in the Premises or parking density with respect to Tenant and any Tenant Party at the Project greater than those specified in the Basic Lease Information. "HAZARDOUS MATERIAL" means any hazardous, explosive, radioactive or toxic substance, material or waste which is or becomes regulated by any local, state or federal governmental authority or agency, including, without limitation, any material or substance which is (i) defined or listed as a "hazardous waste," "extremely hazardous waste," "restricted hazardous waste," "hazardous substance," "hazardous material," "pollutant" or "contaminant" under any Regulation, (ii) a flammable explosive, (iii) a radioactive material, (iv) a polychlorinated biphenyl, (v) asbestos or asbestos containing material, or
(vi) a carcinogen.

9.       ASSIGNMENT AND SUBLETTING.

         9.1 TRANSFERS; CONSENT. Subject to Paragraph 9.3 below, Tenant shall not, without the prior written consent of Landlord, (a) assign, transfer, mortgage, hypothecate, or encumber this Lease or any estate or interest herein, whether directly, indirectly or by operation of law, (b) permit any other entity to become a Tenant hereunder by merger, consolidation, or other reorganization, (c) if Tenant is a corporation, partnership, limited liability company, limited liability partnership, trust, association or other business entity (other than a corporation whose stock is publicly traded), permit, directly or indirectly, the transfer of any ownership interest in Tenant so as to result in (i) a change in the current control of Tenant, (ii) a transfer of twenty-five percent (25%) or more in the aggregate in any twelve (12) month period in the beneficial ownership of such entity or (iii) a transfer of all or substantially all of the assets of Tenant, (d) sublet any portion of the Premises, or (e) grant any license, concession, or other right of occupancy of or with respect to any portion of the Premises, or (f) permit the use of the Premises by any party other than Tenant or a Tenant Party (each of the events listed in this Paragraph 9.1 being referred to herein as a "TRANSFER"). If Tenant requests Landlord's consent to any Transfer, then at least ten (10) business days prior to the effective date of the proposed Transfer, Tenant shall provide Landlord with a written description of all terms and conditions of the proposed Transfer and all consideration therefor (including a calculation of the Transfer Profits described below), copies of the proposed documentation, and the following information relating to the proposed transferee: name and address; information reasonably satisfactory to Landlord concerning the proposed transferee's business and business history; its proposed use of the Premises; banking, financial, and other credit information; and general references sufficient to enable Landlord to determine the proposed transferee's creditworthiness and character. Landlord shall not unreasonably withhold its consent to any assignment or subletting of the Premises, provided that the parties agree that it shall be reasonable for Landlord to withhold any such consent if, without limitation, Landlord determines in good faith that (A) the proposed transferee is not of a reasonable financial standing or is not creditworthy, (B) the proposed transferee is a governmental agency, (C) the proposed assignee or subtenant is a person with whom Landlord is negotiating, or has negotiated during the prior ninety (90) days, to lease space in the Project or the proposed assignee or subtenant is a present tenant of the Project and with whom Landlord is negotiating, or has negotiated during the prior one hundred eighty (180) days and Landlord has space available or will have space available in the Building or Project which space satisfies the material requirements of such present tenant with respect to its needs for additional space, including the approximate square footage, the approximately timing of the leasehold estate and the nature of the existing improvements or the ability to construct such improvements for the proposed transferee, or any affiliate thereof, is then an occupant in the Project or has engaged in discussions with Landlord concerning a lease of direct space in the Project,
(D) the proposed Transfer would result in a breach of any obligation of Landlord or permit any other tenant in the Project to terminate or modify its lease, (E) there is then in effect an uncured Event of Default, (F) the Transfer would increase the occupancy density or parking density of the Project or any portion thereof, (G) the Transfer would result in an undesirable tenant mix for the Project, as determined in good faith by Landlord, (H) the proposed transferee does not enjoy a good reputation, as a business or as a tenant; or (I) any guarantor of the Lease does not consent to such Transfer in a form satisfactory to Landlord. Any Transfer made without Landlord's consent shall be void and, at Landlord's election, shall constitute an Event of Default by Tenant. Tenant shall also, within ten (10) days of written demand therefor, pay to Landlord $500 as a review fee for each Transfer request, and reimburse Landlord for its reasonable attorneys' fees (which reasonable attorneys' fees shall not exceed $1,500.00 for each Transfer request) and all other costs incurred in connection with considering any request for consent to a proposed Transfer. If Landlord consents to a proposed Transfer, then the proposed transferee shall deliver to Landlord Landlord's standard form transfer consent and agreement whereby the proposed transferee expressly assumes the Tenant's obligations hereunder. Landlord's consent to a Transfer shall not release Tenant from its obligations under this Lease (or any guarantor of this Lease of its obligations with respect thereto), but rather Tenant and its transferee shall be jointly and severally liable for all obligations under this Lease allocable to the space subject to such Transfer. Landlord's consent to any Transfer shall not waive Landlord's rights as to any subsequent Transfers. In the event of any claim by Tenant that Landlord has breached its obligations under this Paragraph 9.1, Tenant's remedies shall be limited to recovery of its out-of-pocket damages and injunctive relief. Notwithstanding anything to the contrary in this Lease, the transfer of outstanding capital stock or other listed equity interests, or the purchase of outstanding capital stock or other listed equity interests, or the purchase of equity interests issued in an initial public offering of stock, by persons or parties other than "insiders" within the meaning of the Securities Exchange Act of 1934, as amended, through the "over-the-counter" market or any recognized national or international securities exchange shall not be included in determining whether control has been transferred.

         9.2 CANCELLATION AND RECAPTURE. Notwithstanding Paragraph 9.1, Landlord may (but shall not be obligated to), within ten (10) business days after submission of Tenant's written request for Landlord's consent to an assignment or subletting, cancel this Lease as to the portion of the Premises proposed to be sublet or subject to an assignment of this Lease ("TRANSFER SPACE") as of the date such proposed Transfer is proposed to be effective and, thereafter, Landlord may lease such portion of the Premises to the prospective transferee (or to any other person or entity or not at all) without liability to Tenant. If Landlord shall not cancel this Lease within such ten (10) business day period and notwithstanding any Landlord consent to the proposed Transfer, Tenant shall pay to Landlord, immediately upon receipt thereof, the entire excess ("TRANSFER PROFITS") of all compensation and other consideration paid to or for the benefit of Tenant (or any affiliate thereof) for the Transfer in excess of Base Rent and Additional Rent payable by Tenant hereunder (with respect to the Transfer Space) during the remainder of the Term (after straight-line amortization of any reasonable brokerage commissions and tenant improvement costs paid by Tenant in connection with the Transfer over the term of the Transfer). In any assignment or subletting undertaken by Tenant, Tenant shall diligently seek to obtain the maximum rental amount available in the marketplace for comparable space available for primary leasing.

         9.3      PERMITTED TRANSFEREES. An "Affiliate" means any entity that
(i) controls, is controlled by, or is under common control with Tenant, (ii) results from the transfer of all or substantially all of Tenant's assets or stock, or (iii) results from the merger or consolidation of Tenant with another entity. Notwithstanding anything to the contrary contained in this Lease, Landlord's consent is not required for and Landlord's recapture rights shall not apply to any assignment of this Lease or sublease of all or a portion of the Premises to an Affiliate so long as the following conditions are met: (a) at least ten (10) business days before any such assignment or sublease, Landlord receives written notice of such assignment or sublease (as well as any documents or information reasonably requested by Landlord regarding the proposed intended transfer and the transferee); (b) Tenant is not then in default beyond any applicable cure period under this Lease; (c) if the transfer is an assignment or any other transfer to an Affiliate other than a sublease, the intended assignee assumes in writing all of Tenant's obligations under this Lease relating to the Premises in form satisfactory to Landlord or, if the transfer is a sublease, the intended sublessee accepts the sublease in form satisfactory to Landlord; (d) the intended transferee has a tangible net worth, as evidenced by financial statements delivered to Landlord and certified by an independent certified public accountant in accordance with generally accepted accounting principles that are consistently applied, at least equal to Tenant as reflected in the most recent 10Q SEC filing prior to the date of this Lease; (e) the Premises shall continue to be operated solely for the use specified in the Basic Lease Information; and (f) Tenant shall pay to Landlord Landlord's standard fee for approving assignments and subleases which amount shall not exceed One Thousand Five Hundred Dollars ($1,500.00) and all actual, out-of-pocket costs reasonably incurred by Landlord, or any reasonable costs incurred by any mortgagee or ground lessor for such assignment or subletting, including, without limitation, reasonable attorneys' fees. No transfer to an Affiliate in accordance with this subparagraph shall relieve Tenant named herein of any obligation under this Lease or alter the primary liability of Tenant named herein for the payment of Rent or for the performance of any other obligation to be performed by Tenant, including the obligations contained in Paragraph 25 with respect to any Affiliate.

10.      INSURANCE, WAIVERS, SUBROGATION AND INDEMNITY.

         10.1 INSURANCE. Tenant shall maintain throughout the Term each of the insurance policies described on EXHIBIT D attached hereto and shall otherwise comply with the obligations and requirements provided on EXHIBIT D. To the extent that the cost of such coverage is commercially reasonable and provided further that Landlord shall not have instituted a self-insurance program, Landlord shall carry Commercial General Liability insurance covering bodily injury and property damage liability occurring in or about the Building and Project. In the event that Landlord elects to institute a self-insurance program during the Term of this Lease or any extension thereof, Landlord shall comply in all material respects with the self-insurance standards imposed by the appropriate insurance industry governing entities.

         10.2 WAIVER OF SUBROGATION. Landlord and Tenant each waives any claim, loss or cost it might have against the other for any injury to or death of any person or persons, or damage to or theft, destruction, loss, or loss of use of any property (a "LOSS"), to the extent the same is insured against (or is required to be insured against under the terms hereof) under any "all risk" property damage insurance policy covering the Building, the Premises, Landlord's or Tenant's fixtures, personal property, leasehold improvements, or business, regardless of whether the negligence of the other party caused such Loss.

         10.3 INDEMNITY. Subject to Paragraph 10.2, Tenant shall indemnify, defend and hold Landlord, Spieker Properties, Inc., and each of their respective directors, shareholders, partners, lenders, members, managers, contractors, affiliates and employees (collectively, "LANDLORD INDEMNITEES") from and against all claims, demands, proceedings, losses, obligations, liabilities, causes of action, suits, judgments, damages, penalties, costs and expenses (including, without limitation, reasonable attorneys' fees and court costs) arising from or asserted in connection with the use or occupancy of the Premises by Tenant or any Tenant Party, including, without limitation, by reason of any release of any Hazardous Materials by Tenant or any Tenant Party in, under, on, or about the Project, or any negligence or misconduct of Tenant or of any Tenant Party in or about the Premises, or Tenant's breach of any of its covenants under this Lease, except in each case to the extent arising from the gross negligence or willful misconduct of Landlord or any Landlord Indemnitee. Except to the extent expressly provided in this Lease, Tenant hereby waives all claims against and releases Landlord and each Landlord Indemnitee for any injury to or death of persons, damage to property or business loss in any manner related to (i) Tenant's use and occupancy of the Premises, (ii) acts of God,
(iii) acts of third parties, or (iv) any matter outside of the reasonable control of Landlord. This Paragraph 10.3 shall survive termination or expiration of this Lease. Landlord shall indemnify, defend by counsel reasonably acceptable to Tenant, protect and hold Tenant harmless from and against any and all claims, liabilities, losses, costs, damages, injuries or expenses, including reasonable attorneys' and consultants' fees and court costs, demands, causes of action, or judgments arising out of or relating to the gross negligence or willful misconduct of Landlord or Landlord's agents, employees or invitees. Notwithstanding the foregoing or anything to the contrary contained in this Lease, Landlord shall in no event be liable to Tenant and Tenant hereby waives all claims against Landlord for any injury or damage to any person or property in or about the Premises, Building or Project, including without limitation the common areas, whether caused by theft, fire, rain or water leakage of any character from the roof, walls, plumbing, sprinklers, pipes, basement or any other portion of the Premises, Building or Project, or caused by gas, fire, oil or electricity in, on or about the Premises, Building or Project, or from any other systems except in each case to the extent caused by the gross negligence or willful misconduct of Landlord, or by acts of God (including without limitation flood or earthquake), acts of a

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public enemy, riot, strike, insurrection, war, court order, requisition or order of governmental body or authority or from any other cause whatsoever, or for any damage or inconvenience which may arise through repair, subject to and except as expressly otherwise provided in Paragraph 7.2 of this Lease. In addition, Landlord shall in no event be liable for (i) injury to Tenant's business or any loss of income or profit therefrom or from consequential damages, or (ii) sums up to the amount of insurance proceeds received by Tenant. The foregoing indemnity by Landlord shall not be applicable to claims to the extent arising from the negligence or willful misconduct of Tenant or Tenant's Parties. The foregoing indemnity by Landlord shall survive the expiration or earlier termination of this Lease.

11.      SUBORDINATION; ATTORNMENT.

         11.1 SUBORDINATION. Subject to the terms of this Paragraph 11.1, this Lease is subject and subordinate to all present and future ground or master leases of the Project and to the lien of all mortgages or deeds of trust (collectively, "SECURITY INSTRUMENTS") now or hereafter encumbering the Project, if any, and to all renewals, extensions, modifications, consolidations and replacements thereof, and to all advances made or hereafter to be made upon the security of any such Security Instruments, unless the holders of any such mortgages or deeds of trust, or the lessors under such ground or master leases (such holders and lessors are sometimes collectively referred to herein as "HOLDERS") require in writing that this Lease be superior thereto. Notwithstanding any provision of this Paragraph 11 to the contrary, any Holder of any Security Instrument may at any time subordinate the lien of its Security Instrument to this Lease without obtaining Tenant's consent by giving Tenant written notice of such subordination, in which event this Lease shall be deemed to be senior to the Security Instrument in question. Tenant shall, within fifteen (15) days of request to do so by Landlord, execute, acknowledge and deliver to Landlord such further instruments or assurances as Landlord may deem necessary or appropriate to evidence or confirm the subordination or superiority of this Lease to any such Security Instrument; provided, however, that in the event this Lease or the leasehold estate created hereunder is subject to the prior rights of any mortgagee or ground lessor, then Landlord shall secure from such mortgagee or ground lessor an agreement in writing whereby Tenant, so long as Tenant is not in default hereunder, may remain in possession of the Premises pursuant to the terms hereof and without any diminution of Tenant's rights should Landlord become in default with respect to such mortgage or ground lease or should the Premises become the subject of any action to foreclose any mortgage or to dispossess Landlord. Such agreement would provide, among other things, that the new owner following any foreclosure, sale or conveyance shall not be (i) liable for any act or omission of any prior landlord or with respect to events occurring prior to acquisition of ownership; (ii) subject to any offsets or defenses which Tenant might have against any prior landlord; (iii) bound by prepayment of more than one (1) month's Rent; or (iv) liable to Tenant for any security deposit not actually received by such new owner. Each ground landlord, mortgagee, or beneficiary under a deed of trust shall be an express third party beneficiary of the provisions of this Paragraph 11.1 and any other provisions of this Lease that are for the benefit of such party. Tenant hereby irrevocably authorizes Landlord to execute and deliver in the name of Tenant any such instrument or instruments if Tenant fails to do so within said fifteen (15) day period.

         11.2 ATTORNMENT. Subject to a purchaser's agreement in writing to be bound by the terms of this Lease, Tenant covenants and agrees that in the event that any proceedings are brought for the foreclosure of any mortgage or deed of trust, or if any ground or master lease is terminated, it shall attorn, without any deductions or set-offs whatsoever, to the purchaser upon any such foreclosure sale, or to the lessor of such ground or master lease, as the case may be, if so requested to do so by such purchaser or lessor, and to recognize such purchaser or lessor as "Landlord" under this Lease. If requested, Tenant shall enter into a new lease with that successor on the same terms and conditions as are contained in this Lease (for the unexpired portion of the Term then remaining).

12. RULES AND REGULATIONS. Tenant shall comply, and shall use reasonable efforts to cause each Tenant Party to comply, with the Rules and Regulations of the Building which are attached hereto as EXHIBIT A, and all such nondiscriminatory modifications, additions, deletions and amendments thereto as Landlord shall adopt in good faith from time to time. In the event that a conflict exists between the terms of the Rules and Regulations of the Building and this Lease, the terms of this Lease shall govern the relationship of the parties hereto.

13. CONDEMNATION. If the entire Project or Premises are taken by right of eminent domain or conveyed by Landlord in lieu thereof (a "TAKING"), this Lease shall terminate as of the date of the Taking. If any part of the Project becomes subject to a Taking and such Taking will prevent Tenant from conducting its business in the Premises in a manner reasonably comparable to that conducted immediately before such Taking for a period of more than one hundred eighty (180) days, then Tenant may terminate this Lease as of the date of such Taking by giving written notice to Landlord within thirty (30) days after the Taking, and all Rent paid or payable hereunder shall be apportioned between Landlord and Tenant as of the date of such Taking. If any material portion, but less than all, of the Project, Building or the Premises becomes subject to a Taking, or if Landlord is required to pay any of the proceeds received for a Taking to any Holder of any Security Instrument, then Landlord may terminate this Lease by delivering written notice thereof to Tenant within thirty (30) days after such Taking, and all Rent paid or payable hereunder shall be apportioned between Landlord and Tenant as of the date of such Taking. If this Lease is not so terminated, then Base Rent thereafter payable hereunder shall be abated for the duration of the Taking in proportion to that portion of the Premises rendered untenantable by such Taking. If any Taking occurs, then Landlord shall receive the entire award or other compensation for the land on which the Project is situated, the Project, and other improvements taken, and Tenant may separately pursue a claim (to the extent it will not reduce Landlord's award) against the condemnor for the value of Tenant's personal property which Tenant is entitled to remove under this Lease, moving and relocation costs and the costs of tenant improvements paid for entirely by Tenant. Landlord and Tenant agree that the provisions of this Paragraph 13 and the remaining provisions of this Lease shall exclusively govern the rights and obligations of the parties with respect to any Taking of any portion of the Premises, the Building, the Project or the land on which the Building is located, and Landlord and Tenant hereby waive and release each and all of their respective common law and statutory rights inconsistent herewith, whether now or hereinafter in effect (including, without limitation, Section 1265.130 of the California Code of Civil Procedure, as amended from time to time).

14.      FIRE OR OTHER CASUALTY.

         14.1 REPAIR ESTIMATE; RIGHT TO TERMINATE. If all or any portion of the Premises, the Building or the Project is damaged by fire or other casualty (a "CASUALTY"), Landlord shall, within ninety (90) days after Landlord's discovery of such damage, deliver to Tenant its good faith estimate (the "DAMAGE NOTICE") of the time period following such notice needed to repair the damage caused by such Casualty. Landlord may elect to terminate this Lease in any case where (a) any portion of the Premises or any material portion of the Project are damaged and (b) either (i) Landlord estimates in good faith that the repair and restoration of such damage under Paragraph 14.2 ("RESTORATION") cannot reasonably be completed (without the payment of overtime) within two hundred (200) days of Landlord's actual discovery of such damage, (ii) the Holder of any Security Instrument requires the application of any insurance proceeds with respect to such Casualty to be applied to the outstanding balance of the obligation secured by such Security Instrument, (iii) the cost of such Restoration is not fully covered by insurance proceeds available to Landlord and/or payments received by Landlord from tenants, or (iv) Tenant shall be entitled to an abatement of rent under this Paragraph 14 for any period of time in excess of thirty-three percent (33%) of the remainder of the Term. Such right of termination shall be exercisable by Landlord by delivery of written notice to Tenant at any time following the Casualty until forty-five (45) days following the later of (A) delivery of the Damage Notice or (B) Landlord's discovery or determination of any of the events described in clauses (i) through (iv) of the preceding sentence, and shall be effective upon delivery of such notice of termination (or if Tenant has not vacated the Premises, upon the expiration of thirty (30) days thereafter).

         14.2 REPAIR OBLIGATION; ABATEMENT OF RENT. Subject to the provisions of Paragraph 14.1, Landlord shall, within a reasonable time after the discovery by Landlord of any damage resulting from a Casualty, begin to repair the damage to the Building and the Premises resulting from such Casualty and shall proceed with reasonable diligence to restore the Building and Premises to substantially the same condition as existed immediately before such Casualty, except for modifications required by Regulations, and modifications to the Building or the Project reasonably deemed desirable by Landlord; provided, however, that Landlord shall not be required as part of the Restoration to repair or replace any of the Alterations, furniture, equipment, fixtures, and other improvements which may have been placed by, or at the request of, Tenant or other occupants in the Building or the Premises. Landlord shall have no liability for any inconvenience or annoyance to Tenant or injury to Tenant's business as a result of any Casualty, regardless of the cause therefor. Base Rent, and Additional Rent payable under Paragraph 3.2, shall abate if and to the extent a Casualty damages the Premises or common areas in the Project required and essential for access thereto and as a result thereof all or a material portion of the Premises are rendered unfit for occupancy, and are not occupied by Tenant, for the period of time commencing on the date Tenant vacates the portion of the Premises affected on account thereof and continuing until the date the Restoration to be performed by Landlord with respect to the Premises (and/or required common areas) is substantially complete, as determined by Landlord's architect. Landlord and Tenant agree that the provisions of this Paragraph 14 and the remaining provisions of this Lease shall exclusively govern the rights and obligations of the parties with respect to any and all damage to, or destruction of, all or any portion of the Premises or the Project by Casualty, and Landlord and Tenant hereby waive and release each and all of their respective common law and statutory rights inconsistent herewith, whether now or hereinafter in effect (including, without limitation, Sections 1932(2) and 1933(4) of the California Civil Code, as amended from time to time).

15. PARKING. Tenant shall have the right to the nonexclusive use of such portion of the parking facilities of the Project as are designated by Landlord from time to time for such purpose for the parking of passenger-size motor vehicles used by Tenant and Tenant Parties only and are not transferable without Landlord's approval. The use of such parking facilities shall be subject to the parking rules and regulations attached hereto as EXHIBIT E, as such rules and regulations may be modified by Landlord from time to time, for the use of such facilities. In the event Tenant assigns this Lease or sublets all or a portion of the Premises in accordance with the terms of this Lease, Tenant shall be entitled to transfer its rights to parking described in this Paragraph 15 to such assignee or subtenant.

16. EVENTS OF DEFAULT. Each of the following occurrences shall be an "EVENT OF DEFAULT" and shall constitute a material default and breach of this Lease by Tenant: (a) any failure by Tenant to pay any installment of Base Rent, Additional Rent or to make any other payment required to be made by Tenant hereunder when due; (b) the abandonment or vacation of the Premises by Tenant, provided, however, that unless Tenant is using the Premises for a retail use, abandonment or vacation of the Premises shall not be an Event of Default so long as no other Event of Default has occurred hereunder and provided Tenant has given Landlord five (5) days' prior written notice of its intent to vacate the Premises; (c) any failure by Tenant to execute and deliver any estoppel certificate or other document or instrument described in Paragraphs 10 (insurance), 11 (subordination) or 21.2 (estoppel certificates) requested by Landlord, where such failure continues for five (5) days after delivery of written notice of such failure by Landlord to Tenant; (d) any failure by Tenant to fully perform any other obligation of Tenant under this Lease, where such failure continues for thirty (30) days (except where a shorter period of time is specified in this Lease, in which case such shorter time period shall apply) after delivery of written notice of such failure by Landlord to Tenant; provided that if such failure is not capable of being completed within such thirty (30) day period through no fault of Tenant, such failure shall not constitute an event of default hereunder so long as Tenant undertakes to cure the failure within such thirty (30) day period and thereafter diligently attempts to complete the cure as soon as reasonably possible, but the total aggregate cure period shall not exceed forty five
(45) days; (e) the voluntary or involuntary filing of a petition by or against Tenant or any general partner of Tenant (i) in any bankruptcy or other insolvency proceeding, (ii) seeking any relief under any state or federal debtor relief law, (iii) for the appointment of a liquidator or receiver for all or substantially all of Tenant's property or for Tenant's interest in this Lease, or (iv) for the reorganization or modification of Tenant's capital structure (provided, however, that if such a petition is filed against Tenant, then such filing shall not be an Event of Default unless Tenant fails to have the proceedings initiated by such petition dismissed within sixty (60) days after the filing thereof); (f) the default of any guarantor of Tenant's obligations hereunder under any guaranty of this Lease, the attempted repudiation or revocation of any such guaranty, or the participation by any such guarantor in any other event described in this Paragraph 16 (as if this Paragraph 16 referred to such guarantor in place of Tenant); or (g) any other event, act or omission which any other provision of this Lease identifies as an Event of Default. Any notice of any failure of Tenant required under this Paragraph 16 shall be in lieu of, and not in addition to, any notice required under Section 1161 et seq. of the California Code of Civil Procedure.

17. REMEDIES. Upon the occurrence of any Event of Default by Tenant, Landlord shall have, in addition to any other remedies available to Landlord at law or in equity (all of which remedies shall be distinct, separate, and cumulative), the option to pursue any one (1) or more of the following remedies, each and all of which shall be cumulative and nonexclusive, without any notice or demand whatsoever:

         (a) Terminate this Lease, and Landlord may recover from Tenant the following: (i) the worth at the time of any unpaid rent which has been earned at the time of such termination; plus (ii) the worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus (iii) the worth at the time of award of the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus (iv) any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom (specifically including, without limitation, brokerage commissions and advertising expenses incurred, expenses of remodeling the Premises or any portion thereof for a new tenant, whether for the same or a different use, and any special concessions made to obtain a new tenant); and (v) at Landlord's election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by applicable law. The term "RENT" as used in this Paragraph 17(a) shall be deemed to be and to mean all sums of every nature required to be paid by Tenant pursuant to the terms of this Lease, whether to Landlord or to others. As used in Paragraphs 17(a)(i) and (ii), above, the "WORTH AT THE TIME OF AWARD" shall be computed by allowing interest at the Default Rate, but in no case greater than the maximum amount of such interest permitted by law. As used in Paragraph 17(a)(iii) above, the "WORTH AT THE TIME OF AWARD" shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%).

         (b) Landlord shall have the remedy described in California Civil Code Section 1951.4 (lessor may continue lease in effect after lessee's breach and abandonment and recover rent as it becomes due, if lessee has the right to sublet or assign, subject only to reasonable limitations). Accordingly, if Landlord does not elect to terminate this Lease on account of any Event of Default by Tenant, Landlord may, from time to time, without terminating this Lease, enforce all of its rights and remedies under this Lease, including the right to recover all Rent as it becomes due.

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

         (c) Landlord shall at all times have the rights and remedies (which shall be cumulative with each other and cumulative and in addition to those rights and remedies available under Paragraphs 17(a) and 17(b) above, or any law or other provision of this Lease), without prior demand or notice except as required by applicable law, to seek any declaratory, injunctive, or other equitable relief, and specifically enforce this Lease, or restrain or enjoin a violation or breach of any provision hereof.

         (d) Following the occurrence of three instances of payment of Rent more than ten (10) days late in any twelve (12) month period, the late charge set forth in Paragraph 4 shall apply from the date payment was due and Landlord may, without prejudice to any other rights or remedies available to it, upon written notice to Tenant, require that all remaining monthly installments of Rent payable under this Lease shall be payable by cashier's check or electronic funds transfer three (3) months in advance, and may require that Tenant increase the Security Deposit to an amount equal to three times the current month's Rent at the time of the most recent default. In addition, (i) upon the occurrence of an Event of Default by Tenant, if the Premises or any portion thereof are sublet, Landlord may, at its option and in addition and without prejudice to any other remedies herein provided or provided by law, collect directly from the sublessee(s) all rentals becoming due to the Tenant and apply such rentals against other sums due hereunder to Landlord; (ii) without prejudice to any other right or remedy of Landlord, if Tenant shall be in default under this Lease, Landlord may cure the same at the expense of Tenant (A) immediately and without notice in the case (1) of emergency, (2) where such default unreasonably interferes with any other tenant in the Building, or (3) where such default will result in the violation of any Regulation or the cancellation of any insurance policy maintained by Landlord, and (B) in any other case if such default continues for ten (10) days following the receipt by Tenant of notice of such default from Landlord (or such longer cure period that is expressly provided in this Lease) and all costs incurred by Landlord in curing such default(s), including, without limitation, attorneys' fees, shall be reimbursable by Tenant as Rent hereunder upon demand, together with interest thereon, from the date such costs were incurred by Landlord, at the Default Rate; and (iii) Tenant hereby waives for Tenant and for all those claiming under Tenant all rights now and hereafter existing to redeem by order or judgment of any court or by any legal process or writ, Tenant's right of occupancy of the Premises after any termination of this Lease.

18.      SURRENDER OF PREMISES.

(i) No act by Landlord shall be deemed an acceptance of a surrender of the Premises, and no agreement to accept a surrender of the Premises shall be valid unless it is in writing and signed by Landlord. At the expiration or earlier termination of this Lease, Tenant shall deliver to Landlord all keys (including any electronic access devices and the like) to the Premises, and, subject to Paragraphs 18(ii) and 7.1, Tenant shall deliver to Landlord the Premises in the same condition as existed on the date Tenant originally took possession thereof, ordinary wear and tear excepted, provided that ordinary wear and tear shall not include repair and clean up items. By way of example, but without limitation, repair and clean up items shall include cleaning of all interior walls, carpets and floors, replacement of damaged or missing ceiling or floor tiles, window coverings or cover plates, removal of any Tenant-introduced markings, and repair of all holes and gaps and repainting required thereby, as well as the removal requirements below. In addition, prior to the expiration of the Term or any sooner termination thereof, (a) Tenant shall remove such Alterations as Landlord shall request and shall restore the portion of the Premises affected by such Alterations and such removal to its condition existing immediately prior to the making of such Alterations, (b) Tenant shall remove from the Premises all unattached trade fixtures, furniture, equipment and personal property located in the Premises, including, without limitation, phone equipment, wiring, cabling and all garbage, waste and debris, and (c) Tenant shall repair all damage to the Premises or the Project caused by any such removal including, without limitation, full restoration of all holes and gaps resulting from any such removal and repainting required thereby. All personal property and fixtures of Tenant not so removed shall, to the extent permitted under applicable Regulations, be deemed to have been abandoned by Tenant and may be appropriated, sold, stored, destroyed, or otherwise disposed of by Landlord without notice to Tenant and without any obligation to account for such items. Notwithstanding anything to contrary in this Lease, if Landlord delivers the Premises to Tenant with wiring and cabling existing therein, Tenant shall not be required to remove the wiring and cabling installed in the Premises by Tenant at the expiration or earlier termination of this Lease.

(ii) Landlord hereby authorizes Tenant to remove existing improvements from the Premises to allow Tenant to construct the Premises in accordance with the Space Plan attached to Exhibit C and subject to the terms and conditions of Exhibit C. In the event that this Lease terminates on or before the end of the initial Term hereof, Tenant shall pay to Landlord on or before the expiration date or earlier termination of this Lease an amount equal to Twenty Thousand and No/100 Dollars ($20,000.00) (the "DEMISING WALL COST") to offset a portion of the cost of such demising walls. In the event Tenant exercises its option to renew the Term of this Lease as provided in Paragraph 22.A, or otherwise extends the Term beyond the initial thirty-six (36) month Term, Tenant shall not be required to deliver the Demising Wall Cost to Landlord. Tenant shall not be required to pay the Demising Wall Cost if this Lease terminates prior to the end of the initial Term hereof only if such termination affects the entire Premises and is due solely to a casualty event or a total taking of the Premises (each as provided in Paragraph 14 hereof) or a material default by Landlord of this Lease, and the foregoing results in the termination of this Lease.


19. HOLDING OVER. If Tenant holds over after the expiration or earlier termination of the Term hereof, with or without the express or implied consent of Landlord, Tenant shall become and be only a tenant at sufferance at a daily rent equal to one-thirtieth of the greater of (a) the then prevailing monthly fair market rental rate as determined by Landlord in its sole and absolute discretion, or (b) one hundred fifty percent (150%) of the monthly installment of Base Rent (and estimated Additional Rent payable under Paragraph 3.2) payable by Tenant immediately prior to such expiration or termination which rate shall be applicable during the first two (2) months of Tenant's holding over and two hundred percent (200%) of the monthly installment of Base Rent (and estimated Additional Rent payable under Paragraph 3.2) payable by Tenant immediately prior to such expiration or termination which rate shall be applicable thereafter, and otherwise upon the terms, covenants and conditions herein specified, so far as applicable, as reasonably determined by Landlord. Neither any provision hereof nor any acceptance by Landlord of any Rent after any such expiration or earlier termination (including, without limitation, through any "lockbox") shall be deemed a consent to any holdover hereunder or result in a renewal of this Lease or an extension of the Term, or any waiver of any of Landlord's rights or remedies with respect to such holdover. Notwithstanding any provision to the contrary contained herein, (i) Landlord expressly reserves the right to require Tenant to surrender possession of the Premises upon the expiration of the Term or upon the earlier termination hereof or at any time during any holdover, and the right to assert any remedy at law or in equity to evict Tenant and collect damages in connection with any such holdover, and (ii) Tenant shall indemnify, defend and hold Landlord harmless from and against any and all claims, demands, actions, proceedings, losses, damages, liabilities, obligations, penalties, costs and expenses, including, without limitation, all lost profits and other consequential damages, attorneys' fees, consultants' fees and court costs incurred or suffered by or asserted against Landlord by reason of Tenant's failure to surrender the Premises on the expiration or earlier termination of this Lease in accordance with the provisions of this Lease.

20.      SUBSTITUTION SPACE.  Intentionally Omitted.

21.      MISCELLANEOUS.

         21.1 LANDLORD TRANSFERS AND LIABILITY. Landlord may, without restriction, sell, assign or transfer in any manner all or any portion of the Project, any interest therein or any of Landlord's rights under this Lease. If Landlord assigns its rights under this Lease, then Landlord shall automatically be released from any further obligations hereunder, provided that the assignee thereof assumes in writing all of Landlord's obligations hereunder. The liability of Landlord to Tenant for any default by Landlord under the terms of this Lease or with respect to any obligation or liability related to the Premises or the Project shall be recoverable only from the interest of Landlord in the Project, and neither Landlord nor any affiliate thereof shall have any personal liability with respect thereto and in no case shall Landlord be liable to Tenant for any lost profits, damage to business, or any form of special, indirect or consequential damage on account of any breach of this Lease.

         21.2 ESTOPPEL CERTIFICATES; FINANCIAL STATEMENTS. At any time and from time to time during the Term, Tenant shall, without charge, execute, acknowledge and deliver to Landlord within ten (10) business days after Landlord's request therefor, an estoppel certificate in recordable form containing such factual certifications and other provisions as are found in the estoppel certificate forms reasonably requested by institutional lenders and purchasers. Tenant agrees in any case that (a) the foregoing certificate may be relied on by anyone holding or proposing to acquire any interest in the Project from or through Landlord or by any mortgagee or lessor or prospective mortgagee or lessor of the Project or of any interest therein and (b) the form of estoppel certificate shall be in the form of, at Landlord's election, the standard form of such present or prospective lender, lessor or purchaser (or any form substantially similar thereto), or any other form that Landlord shall reasonably select. At the request of Landlord from time to time, Tenant shall provide to Landlord within ten (10) days of Landlord's request therefor Tenant's and any guarantor's current financial statements.

         21.3 NOTICES. Notices, requests, consents or other communications desired or required to be given by or on behalf of Landlord or Tenant under this Lease shall be effective only if given in writing and sent by (a) registered or certified United States mail, postage prepaid, (b) nationally recognized express mail courier that provides written evidence of delivery, fees prepaid, or (c) facsimile and United States mail, postage prepaid, and addressed as set forth in the Basic Lease Information, or at such other address in the State of California as may be specified from time to time, in writing, or, if to Tenant, at the Premises. Any such notice, request, consent, or other communication shall only be deemed given (i) if sent by registered or certified United States mail, on the day it is officially delivered to or refused by the intended recipient, (ii) if sent by nationally recognized express mail courier, on the date it is officially recorded by such courier, (iii) if delivered by facsimile, on the date the sender obtains written telephonic confirmation that the electronic transmission was received, or (iv) if delivered personally, upon delivery or, if refused by the intended recipient, upon attempted delivery.

         21.4 PAYMENT BY TENANT; NON-WAIVER. Landlord's acceptance of Rent (including, without limitation, through any "lockbox") following an Event of Default shall not waive Landlord's rights regarding such Event of Default. No waiver by Landlord of any violation or breach of any of the terms contained herein shall waive Landlord's rights regarding any future violation of such terms. Landlord's acceptance of any partial payment of Rent shall not waive Landlord's rights with regard to the remaining portion of the Rent that is due, regardless of any endorsement or other statement on any instrument delivered in payment of Rent or any writing delivered in connection therewith; accordingly, Landlord's acceptance of a partial payment of Rent shall not constitute an accord and satisfaction of the full amount of the Rent that is due.

         21.5 CERTAIN RIGHTS RESERVED BY LANDLORD. Landlord hereby reserves and shall have the following rights with respect to the Premises and the
Project: (a) to decorate and to make inspections, repairs, alterations, additions, changes, or improvements, whether structural or otherwise, in and about the Project, the Building, the Premises or any part thereof; upon reasonable prior notice except in the case of an emergency when no notice shall be required, to enter upon the Premises and, during the continuance of any such work, to temporarily close doors, entryways, public space, and corridors in the Project or the Building; to interrupt or suspend temporarily Building services and facilities; to change the name of the Building or the Project; and to change the arrangement and location of entrances or passageways, doors, and doorways, corridors, elevators, stairs, restrooms, common areas, or other public parts of the Building or the Project; (b) to take such measures as Landlord deems advisable in good faith for the security of the Building and its occupants; to temporarily deny access to the Building to any person; and to close the Building after ordinary business hours and on Sundays and Holidays, subject, however, to Tenant's right to enter when the Building is closed after ordinary business hours under such rules and regulations as Landlord may reasonably prescribe from time to time during the Term; and (c) upon reasonable prior notice except in the case of an emergency when no notice shall be required, to enter the Premises at reasonable hours (or at any time in an emergency) to perform repairs, to take any action authorized hereunder, or to show the Premises to prospective purchasers or lenders, or, during the last six (6) months of the Term, prospective tenants; provided that in any such instances, Landlord shall make commercially reasonable efforts to avoid any material and adverse interference with Tenant's Permitted Use of the Premises.

         21.6 MISCELLANEOUS. If any clause or provision of this Lease is illegal, invalid, or unenforceable under present or future laws, then the remainder of this Lease shall not be affected thereby. This Lease may not be amended except by instrument in writing signed by Landlord and Tenant. No provision of this Lease shall be deemed to have been waived by Landlord unless such waiver is in writing signed by Landlord. The terms and conditions contained in this Lease shall inure to the benefit of and be binding upon the parties hereto, and upon their respective successors in interest and legal representatives, except as otherwise herein expressly provided. This Lease constitutes the entire agreement between Landlord and Tenant regarding the subject matter hereof and supersedes all oral statements and prior writings relating thereto, including, but not limited to, any Lease for the Premises signed by Tenant and/or Landlord prior to the date hereof. Tenant and the person or persons signing on behalf of Tenant represent and warrant that Tenant has full right and authority to enter into this Lease, and that all persons signing this Lease on its behalf are authorized to do so. If Tenant is comprised of more than one party, each such party shall be jointly and severally liable for Tenant's obligations under this Lease. All exhibits and attachments attached hereto are incorporated herein by this reference. This Lease shall be governed by and construed in accordance with the laws of the State of California. In any action which Landlord or Tenant brings to enforce its respective rights hereunder, the unsuccessful party shall pay all costs incurred by the prevailing party, including without limitation, reasonable attorneys' fees and court costs. Tenant shall not record this Lease or any memorandum hereof. TO THE MAXIMUM EXTENT PERMITTED BY LAW, LANDLORD AND TENANT EACH WAIVE RIGHT TO TRIAL BY JURY IN ANY LITIGATION ARISING OUT OF OR WITH RESPECT TO THIS LEASE. Submission of this Lease to Tenant does not constitute an option or offer to lease and this Lease is not effective otherwise until execution and delivery by both Landlord and Tenant. This Lease may be executed in any number of counterparts, each of which shall be deemed an original. Time is of the essence as to the performance of each covenant hereunder in which time of performance is a factor.

22.      ADDENDA/ADDITIONAL PROVISIONS.

A. OPTION TO RENEW. Tenant shall, provided this Lease is in full force and effect and Tenant is not in default beyond any applicable cure period under any of the terms and conditions of this Lease on the date Tenant exercises its option to renew and upon commencement of the renewal term (provided that Landlord may, in its sole discretion, waive each of the preceding conditions), have one (1) option to renew this Lease for a term of one (1) year, for the Premises in "as is" condition and on the same terms and conditions set forth in this Lease, except as modified by the terms, covenants and conditions set forth below:

         (1) If Tenant elects to exercise such option, then Tenant shall provide Landlord with written notice no later than 5:00 p.m. (Pacific Standard Time) on the date which is 180 days prior to the expiration of the Term of this Lease. If Tenant fails to provide such notice, Tenant shall have no further or additional right to extend or renew the Term of this Lease.

         (2) The Base Rent in effect at the expiration of the then current term of this Lease shall be increased to Fifty-two Thousand Two Hundred Twenty-two and 50/100 Dollars ($52,222.50) per month. All other terms and conditions of this Lease shall remain in full force and effect and shall apply to the renewal term except that Tenant shall have no additional option to renew unless otherwise mutually agreed in writing by each of Landlord and Tenant.

B.       ROOF RIGHTS.

1. During the Term, Tenant shall have the nonexclusive right to install on the roof of the Building one (1) satellite dish(s) which is no more than twenty-four (24) inches in diameter and does exceed two hundred
         (200) pounds installed, which shall be enclosed by a screen and the nonexclusive right to run connecting lines or cables thereto from the Premises (such satellite dish/antennae and such connecting lines and related equipment herein referred to collectively as the "Equipment"). Tenant shall not penetrate the roof in connection with any installation or reinstallation of the Equipment without Landlord's prior written consent, which may be withheld in Landlord's sole discretion. The plans and specifications for all the Equipment shall be delivered by Tenant to Landlord for Landlord's review and approval. Such plans and specifications, including, without limitation, the location of the Equipment, shall be approved by Landlord in writing prior to any installation. In no event shall the Equipment or any portion thereof be visible from street level. Prior to the commencement of any installation or other work performed on or about the Building, Landlord shall approve all contractors and subcontractors which shall perform such work. Tenant shall be responsible for any damage to the roof, conduit systems or other portions of the Building or Building systems as a result of Tenant's installation, maintenance and/or removal of the Equipment.

2. During the initial Term of this Lease, Tenant shall not be required to pay to Landlord rent for the use of the roof and roof space to accommodate Tenant's Equipment. In the event that Tenant extends the Term of this Lease, Tenant may be required, at Landlord's election, to pay rent for the use of the roof and roof space to accommodate Tenant's Equipment, which amount shall not exceed Three Hundred Dollars ($300.00) per month and shall be due and payable on the first day of each month with each installment of Base Rent.

3. Tenant, at Tenant's sole cost and expense, shall comply with all Regulations regarding the installation, construction, operation, maintenance and removal of the Equipment and shall be solely responsible for obtaining and maintaining in force all permits, licenses and approvals necessary for such operations.

4. Tenant shall be responsible for and promptly shall pay all taxes, assessments, charges, fees and other governmental impositions levied or assessed on the Equipment or based on the operation thereof.

5. Landlord may require Tenant, upon thirty (30) days prior notice and at Landlord's sole cost and expense, to relocate the Equipment during the Term to a location approved by Tenant, which approval shall not be unreasonably withheld, conditioned or delayed. Tenant shall not change the location of, or alter or install additional Equipment or paint any of the other Equipment without Landlord's prior written consent.

6. Operation of the Equipment shall not interfere in any manner with equipment systems or utility systems of other tenants of the Project, including without limitation, telephones, dictation equipment, lighting, heat and air conditioning, computers, electrical systems and elevators. If operation of the Equipment causes such interference, as determined by Landlord in Landlord's reasonable discretion, Tenant immediately shall suspend operation of the Equipment until Tenant eliminates such interference.

7. Tenant shall maintain the Equipment in good condition and repair, at Tenant's sole cost and expense. Landlord may from time to time require that Tenant repaint the satellite dishes at Tenant's expense to keep the same in an attractive condition. In the event that Tenant fails to repair and maintain the Equipment in accordance with this Lease, Landlord may, but shall not be obligated to, make any such repairs or perform any maintenance to the Equipment and Tenant shall reimburse Landlord upon demand for all costs and expenses incurred by Landlord in connection therewith, plus a reasonable administrative fee.

8. Tenant may access the roof for repair and maintenance of the Equipment, only during normal business hours, on not less than 24 hours prior written notice to Landlord. Tenant shall designate in writing to Landlord all persons whom Tenant authorizes to have access to the roof for such purposes. Upon such designation and prior identification to Landlords' building security personnel, such authorized persons shall be granted access to the roof by Landlord's building engineer. Tenant shall be responsible for all costs and expenses incurred by Landlord in connection with Tenant's access to the roof pursuant to this Paragraph. Landlord or Landlord's agent may accompany Tenant during such access.

9. Tenant shall indemnify, defend, protect and hold harmless Landlord from and against any and all claims related to the Equipment or operation of the same as if the Equipment were located wholly within the Premises. Tenant shall provide evidence satisfactory to Landlord that Tenant's property and liability insurance policies required under this Lease include coverage for the Equipment and any claim, loss, damage, or liability relating to the Equipment.

10. Landlord shall have no responsibility or liability whatsoever relating to (i) maintenance or repair of the Equipment, (ii) damage to the Equipment; (iii) damage to persons or property relating to the Equipment or the operation thereof; or (iv) interference with use of the Equipment arising out of utility interruption or any other cause, except for injury to persons or damage to property caused solely by the active negligence or intentional misconduct of Landlord, its agents or any other parties related to Landlord. In no event shall Landlord be responsible for consequential damages. Upon installation of the Equipment, Tenant shall accept the area where the Equipment is located in its "as is" condition. Tenant acknowledges that the roof location of the Equipment is suitable for Tenant's needs, and acknowledges that Landlord shall have no obligation whatsoever to improve, maintain or repair the area in which the Equipment will be installed.

11. Tenant shall use the Equipment solely for Tenant's operations associated with the Permitted Use and within Tenant's Premises and shall not use or allow use of the Equipment, for consideration or otherwise, for the benefit of other tenants in the Building or any other person or entity.

Tenant shall, at Tenant's sole cost and expense, remove such portions of the Equipment as Landlord may designate upon the expiration or earlier termination of this Lease, and restore the affected areas to their condition prior to installation of the Equipment. If Tenant fails to so remove the Equipment, Landlord reserves the right to do so, and the expense of the same shall be immediately due and payable from Tenant to Landlord as additional rent, together with interest and late charges as provided in this Lease, plus a reasonable administrative fee.

C.       LETTER OF CREDIT.

1. DELIVERY OF LETTER OF CREDIT. Tenant may replace the Security Deposit delivered to Landlord pursuant to the terms of this Lease, with and cause to be in effect during the Term, an unconditional, irrevocable letter of credit ("LOC") in the amount specified for the Security Deposit in the Basic Lease Information, as it may be increased as provided in this Lease (the "LOC AMOUNT") which LOC shall renew automatically from year to year. The LOC shall be in a form reasonably acceptable to Landlord and shall be issued by an LOC bank selected by Tenant and acceptable to Landlord. An LOC bank is a bank that accepts deposits, maintains accounts, has a local office that will negotiate a letter of credit, and the deposits of which are insured by the Federal Deposit Insurance Corporation. Tenant shall pay all expenses, points, or fees incurred by Tenant in obtaining the LOC. The LOC shall not be mortgaged, assigned or encumbered in any manner whatsoever by Tenant without the prior written consent of Landlord. Tenant acknowledges that Landlord has the right to transfer or mortgage its interest in the Project, the Building and in this Lease and Tenant agrees that in the event of any such transfer or mortgage, Landlord shall transfer or assign the LOC and/or the LOC Security Deposit (as defined below) to the transferee or mortgagee, and in the event of such transfer, Tenant shall look solely to such transferee or mortgagee for the return of the LOC and/or the LOC Security Deposit.

2. REPLACEMENT OF LETTER OF CREDIT. Tenant may, from time to time, replace any existing LOC with a new LOC if the new LOC (a) becomes effective prior to the expiration of the LOC that it replaces; (b) is in the required LOC amount; (c) is issued by an LOC bank acceptable to Landlord; and (d) otherwise complies with the requirements of this Paragraph 22C.

3. LANDLORD'S RIGHT TO DRAW ON LETTER OF CREDIT. Landlord shall hold the LOC as security for the performance of Tenant's obligations under this Lease. If, after notice and failure to cure within any applicable period provided in this Lease, Tenant defaults on any provision of this Lease, Landlord may, without prejudice to any other remedy it has, draw on that portion of the LOC necessary to (a) pay Rent or other sum in default; (b) pay or reimburse Landlord for any amount that Landlord may spend or become obligated to spend in exercising Landlord's rights under Paragraph 7.2 (Repairs and Maintenance); and/or (c) compensate Landlord for any expense, loss, or damage that Landlord may suffer because of Tenant's default. If Tenant fails to renew or replace the LOC at least five (5) business days before its expiration, Landlord may, without prejudice to any other remedy it has, draw on the entire amount of the LOC and hold and/or disburse pursuant to the terms of this Lease.

4. LOC SECURITY DEPOSIT. Any amount of the LOC that is drawn on by Landlord but not applied by Landlord in accordance with the terms of this Lease shall be held by Landlord as a security deposit (the "LOC SECURITY DEPOSIT") in accordance with Paragraph 5 of this Lease.

5. RESTORATION OF LETTER OF CREDIT AND LOC SECURITY DEPOSIT. If Landlord draws on any portion of the LOC and/or applies all or any portion of such draw, Tenant shall, within five (5) business days after written demand by Landlord, either (a) deposit cash with Landlord in an amount that, when added to the amount remaining under the LOC and the amount of any LOC Security Deposit, shall equal the LOC Amount then required under this Paragraph 22C; or (b) reinstate the LOC to the full LOC Amount.

D. REIMBURSEMENT FEE. The parties acknowledge and agree that Tenant is relying on Landlord's representation that as of the date hereof, the lease with the current tenant, Age Wave Communications Corp. ("Age Wage"), has been rejected by the Bankruptcy Court (subject only to the payment as directed by the Bankruptcy Court pursuant to the ruling of the Bankruptcy Court on November 15, 1999) and/or terminated in accordance with the terms required by the Bankruptcy Court, if any. In addition, Landlord represents that upon such payment as directed by the Bankruptcy Court, Landlord has full legal capacity to deliver possession of the Premises free of any claims by Age Wave, its estate or any third party. Based on this representation, Tenant hereby agrees that it shall pay to Landlord simultaneously with the execution of this Lease, the sum of $523,712.58 (the "Reimbursement Fee") via wire transfer or immediately available funds; provided that, if the Premises shall not be delivered to Tenant within three (3) business days hereof pursuant to the terms and conditions contained herein, Landlord shall return the Reimbursement Fee to Tenant, this Lease shall terminate, and neither party shall have any further obligations hereunder and provided further that in the event Tenant cannot retain possession of the Premises as a result of any act or claim by any third party, Landlord shall pay to Tenant the Reimbursement Fee together with all actual costs incurred by Tenant in connection with preparing the Premises for occupancy.





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                                       -13-

                                    EXHIBIT A

                              RULES AND REGULATIONS


1. Driveways, sidewalks, halls, passages, exits, entrances, elevators, escalators and stairways shall not be obstructed by tenants or used by tenants for any purpose other than for ingress to and egress from their respective premises. The driveways, sidewalks, halls, passages, exits, entrances, elevators and stairways are not for the use of the general public and Landlord shall in all cases retain the right to control and prevent access thereto by all persons whose presence, in the judgment of Landlord, shall be prejudicial to the safety, character, reputation and interests of the Building, the Project and its tenants, provided that nothing herein contained shall be construed to prevent such access to persons with whom any tenant normally deals in the ordinary course of such tenant's business unless such persons are engaged in illegal activities. No tenant, and no employees or invitees of any tenant, shall go upon the roof of any Building, except as authorized by Landlord. No tenant, and no employees or invitees of any tenant shall move any common area furniture without Landlord's consent.

2. No sign, placard, banner, picture, name, advertisement or notice, visible from the exterior of the Premises or the Building or the common areas of the Building shall be inscribed, painted, affixed, installed or otherwise displayed by Tenant either on its Premises or any part of the Building or Project without the prior written consent of Landlord in Landlord's sole and absolute discretion. Landlord shall have the right to remove any such sign, placard, banner, picture, name, advertisement, or notice without notice to and at the expense of Tenant, which were installed or displayed in violation of this rule. If Landlord shall have given such consent to Tenant at any time, whether before or after the execution of Tenant's Lease, such consent shall in no way operate as a waiver or release of any of the provisions hereof or of the Lease, and shall be deemed to relate only to the particular sign, placard, banner, picture, name, advertisement or notice so consented to by Landlord and shall not be construed as dispensing with the necessity of obtaining the specific written consent of Landlord with respect to any other such sign, placard, banner, picture, name, advertisement or notice.

         All approved signs or lettering on doors and walls shall be printed, painted, affixed or inscribed at the expense of Tenant by a person or vendor approved by Landlord and shall be removed by Tenant at the time of vacancy.

3. The directory of the Building or Project will be provided exclusively for the display of the name and location of tenants only and Landlord reserves the right to charge for the use thereof and to exclude any other names therefrom.

4. No curtains, draperies, blinds, shutters, shades, screens or other coverings, awnings, hangings or decorations shall be attached to, hung or placed in, or used in connection with, any window or door on the Premises without the prior written consent of Landlord. In any event with the prior written consent of Landlord, all such items shall be installed inboard of Landlord's standard window covering and shall in no way be visible from the exterior of the Building. All electrical ceiling fixtures hung in offices or spaces along the perimeter of the Building must be fluorescent or of a quality, type, design, and bulb color approved by Landlord. No articles shall be placed or kept on the window sills so as to be visible from the exterior of the Building. No articles shall be placed against glass partitions or doors which Landlord considers unsightly from outside Tenant's Premises.

5. Landlord reserves the right to exclude from the Building and the Project, between the hours of 6 p.m. and 8 a.m. and at all hours on Saturdays, Sundays and legal holidays, all persons who are not tenants or their accompanied guests in the Building. Each tenant shall be responsible for all persons for whom it allows to enter the Building or the Project and shall be liable to Landlord for all acts of such persons.

         Landlord and its agents shall not be liable for damages for any error concerning the admission to, or exclusion from, the Building or the Project of any person.

         During the continuance of any invasion, mob, riot, public excitement or other circumstance rendering such action advisable in Landlord's opinion, Landlord reserves the right (but shall not be obligated) to prevent access to the Building and the Project during the continuance of that event by any means it considers appropriate for the safety of tenants and protection of the Building, property in the Building and the Project.

6. All cleaning and janitorial services for the Building and the Premises shall be provided exclusively through Landlord. Except with the written consent of Landlord, no person or persons other than those approved by Landlord shall be permitted to enter the Building for the purpose of cleaning the same. Tenant shall not cause any unnecessary labor by reason of Tenant's carelessness or indifference in the preservation of good order and cleanliness of its Premises. Landlord shall in no way be responsible to Tenant for any loss of property on the Premises, however occurring, or for any damage done to Tenant's property by the janitor or any other employee or any other person.

7. Tenant shall see that all doors of its Premises are closed and securely locked and must observe strict care and caution that all water faucets or water apparatus, coffee pots or other heat-generating devices are entirely shut off before Tenant or its employees leave the Premises, and that all utilities shall likewise be carefully shut off, so as to prevent waste or damage. Tenant shall be responsible for any damage or injuries sustained by other tenants or occupants of the Building or Project or by Landlord for noncompliance with this rule. On multiple-tenancy floors, all tenants shall keep the door or doors to the Building corridors closed at all times except for ingress and egress.

8. Tenant shall not use any method of heating or air-conditioning other than that supplied by Landlord. As more specifically provided in Tenant's lease of the Premises, Tenant shall not waste electricity, water or air-conditioning and agrees to cooperate fully with Landlord to assure the most effective operation of the Building's heating and air-conditioning, and shall refrain from attempting to adjust any controls other than room thermostats installed for Tenant's use.

9. Landlord will furnish Tenant free of charge with two keys to each door in the Premises. Landlord may make a reasonable charge for any additional keys, and Tenant shall not make or have made additional keys. Tenant shall not alter any lock or access device or install a new or additional lock or access device or bolt on any door of its Premises, without the prior written consent of Landlord. If Landlord shall give its consent, Tenant shall in each case furnish Landlord with a key for any such lock. Tenant, upon the termination of its tenancy, shall deliver to Landlord the keys for all doors which have been furnished to Tenant, and in the event of loss of any keys so furnished, shall pay Landlord therefor.

10. The restrooms, toilets, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed and no foreign substance of any kind whatsoever shall be thrown into them. The expense of any breakage, stoppage, or damage resulting from violation of this rule shall be borne by the tenant who, or whose employees or invitees, shall have caused the breakage, stoppage, or damage.

11. Tenant shall not use or keep in or on the Premises, the Building or the Project any kerosene, gasoline, or inflammable or combustible fluid or material.

12. Tenant shall not use, keep or permit to be used or kept in its Premises any foul or noxious gas or substance. Tenant shall not allow the Premises to be occupied or used in a manner offensive or objectionable to Landlord or other occupants of the Building by reason of noise, odors and/or vibrations or interfere in any way with other tenants or those having business therein, nor shall any animals or birds be brought or kept in or about the Premises, the

         Building, or the Project.

13. No cooking shall be done or permitted by any tenant on the Premises, except that use by the tenant of Underwriters' Laboratory (UL) approved equipment, refrigerators and microwave ovens may be used in the Premises for the preparation of coffee, tea, hot chocolate and similar beverages, storing and heating food for tenants and their employees shall be permitted. All uses must be in accordance with all applicable federal, state and city laws, codes, ordinances, rules and regulations and the Lease.

14. Except with the prior written consent of Landlord, Tenant shall not sell, or permit the sale, at retail, of newspapers, magazines, periodicals, theater tickets or any other goods or merchandise in or on the Premises, nor shall Tenant carry on, or permit or allow any employee or other person to carry on, the business of stenography, typewriting or any similar business in or from the Premises for the service or accommodation of occupants of any other portion of the Building, nor shall the Premises be used for the storage of merchandise or for manufacturing of any kind, or the business of a public barber shop, beauty parlor, nor shall the Premises be used for any illegal, improper, immoral or objectionable purpose, or any business or activity other than that specifically provided for in such Tenant's Lease. Tenant shall not accept hairstyling, barbering, shoeshine, nail, massage or similar services in the Premises or common areas except as authorized by Landlord.

15. If Tenant requires telegraphic, telephonic, telecommunications, data processing, burglar alarm or similar services, it shall first obtain, and comply with, Landlord's instructions in their installation. The cost of purchasing, installation and maintenance of such services shall be borne solely by Tenant.

16. Landlord will direct electricians as to where and how telephone, telegraph and electrical wires are to be introduced or installed. No boring or cutting for wires will be allowed without the prior written consent of Landlord. The location of burglar alarms, telephones, call boxes and other office equipment affixed to the Premises shall be subject to the prior written approval of Landlord.

17. Tenant shall not install any radio or television antenna, satellite dish, loudspeaker or any other device on the exterior walls or the roof of the Building, without Landlord's consent. Tenant shall not interfere with radio or television broadcasting or reception from or in the Building, the Project or elsewhere.

18. Tenant shall not mark, or drive nails, screws or drill into the partitions, woodwork or drywall or in any way deface the Premises or any part thereof without Landlord's consent. Tenant may install nails and screws in areas of the Premises that have been identified for those purposes to Landlord by Tenant at the time those walls or partitions were installed in the Premises. Tenant shall not lay linoleum, tile, carpet or any other floor covering so that the same shall be affixed to the floor of its Premises in any manner except as approved in writing by Landlord. The expense of repairing any damage resulting from a violation of this rule or the removal of any floor covering shall be borne by the tenant by whom, or by whose contractors, employees or invitees, the damage shall have been caused.

19. No furniture, freight, equipment, materials, supplies, packages, merchandise or other property will be received in the Building or carried up or down the elevators except between such hours and in such elevators as shall be designated by Landlord.

         Tenant shall not place a load upon any floor of its Premises which exceeds the load per square foot which such floor was designed to carry or which is allowed by law. Landlord shall have the right to prescribe the weight, size and position of all safes, furniture or other heavy equipment brought into the Building. Safes or other heavy objects shall, if considered necessary by Landlord, stand on wood strips of such thickness as determined by Landlord to be necessary to properly distribute the weight thereof. Landlord will not be responsible for loss of or damage to any such safe, equipment or property from any cause, and all damage done to the Building by moving or maintaining any such safe, equipment or other property shall be repaired at the expense of Tenant.

         Business machines and mechanical equipment belonging to Tenant which cause noise or vibration that may be transmitted to the structure of the Building or to any space therein to such a degree as to be objectionable to Landlord or to any tenants in the Building shall be placed and maintained by Tenant, at Tenant's expense, on vibration eliminators or other devices sufficient to eliminate noise or vibration. The persons employed to move such equipment in or out of the Building must be acceptable to Landlord.

20. Tenant shall not install, maintain or operate upon its Premises any vending machine without the written consent of Landlord.

21. There shall not be used in any space, or in the public areas of the Project either by Tenant or others, any hand trucks except those equipped with rubber tires and side guards or such other material handling equipment as Landlord may approve. Tenants using hand trucks shall be required to use the freight elevator, or such elevator as Landlord shall designate. No other vehicles of any kind shall be brought by Tenant into or kept in or about its Premises.

22. Each tenant shall store all its trash and garbage within the interior of the Premises. Tenant shall not place in the trash boxes or receptacles any personal trash or any material that may not or cannot be disposed of in the ordinary and customary manner of removing and disposing of trash and garbage in the city, without violation of any law or ordinance governing such disposal. All trash, garbage and refuse disposal shall be made only through entry-ways and elevators provided for such purposes and at such times as Landlord shall designate. If the Building has implemented a building-wide recycling program for tenants, Tenant shall use good faith efforts to participate in said program.

23. Canvassing, soliciting, distribution of handbills or any other written material and peddling in the Building and the Project are prohibited and each tenant shall cooperate to prevent the same. No tenant shall make room-to-room solicitation of business from other tenants in the Building or the Project, without the written consent of Landlord.

24. Landlord shall have the right, exercisable without notice and without liability to any tenant, to change the name and address of the Building and the Project.

25. Landlord reserves the right to exclude or expel from the Project any person who, in Landlord's judgment, is under the influence of alcohol or drugs or who commits any act in violation of any of these Rules and Regulations.

26. Without the prior written consent of Landlord, Tenant shall not use the name of the Building or the Project or any photograph or other likeness of the Building or the Project in connection with, or in promoting or advertising, Tenant's business except that Tenant may include the Building's or Project's name in Tenant's address.

27. Tenant shall comply with all safety, fire protection and evacuation procedures and regulations established by Landlord or any governmental agency.

28. Tenant assumes any and all responsibility for protecting its Premises from theft, robbery and pilferage, which includes keeping doors locked and other means of entry to the Premises closed.

29. The requirements of Tenant will be attended to only upon appropriate application at the office of the Building by an authorized individual.

         Employees of Landlord shall not perform any work or do anything outside of their regular duties unless under special instructions from Landlord, and no employees of Landlord will admit any person (tenant or otherwise) to any office without specific instructions from Landlord.

30. Landlord reserves the right to designate the use of the parking spaces on the Project. Tenant or Tenant's guests shall park between designated parking lines only, and shall not occupy two parking spaces with one car. Parking spaces shall be for passenger vehicles only; no boats, trucks, trailers, recreational vehicles or other types of vehicles may be parked in the parking areas (except that trucks may be loaded and unloaded in designated loading areas). Vehicles in violation of the above shall be subject to tow-away, at vehicle owner's expense. Vehicles parked on the Project overnight without prior written consent of the Landlord shall be deemed abandoned and shall be subject to tow-away at vehicle owner's expense. No tenant of the Building shall park in visitor or reserved parking areas. Any tenant found parking in such designated visitor or reserved parking areas or unauthorized areas shall be subject to tow-away at vehicle owner's expense. The parking areas shall not be used to provide car wash, oil changes, detailing, automotive repair or other services unless otherwise approved or furnished by Landlord. Tenant will from time to time, upon the request of Landlord, supply Landlord with a list of license plate numbers of vehicles owned or operated by its employees or agents.

31. No smoking of any kind shall be permitted anywhere within the Building, including, without limitation, the Premises and those areas immediately adjacent to the entrances and exits to the Building, or any other area as Landlord elects. Smoking in the Project is only permitted in smoking areas identified by Landlord, which may be relocated from time to time.

32. If the Building furnishes common area conferences rooms for tenant usage, Landlord shall have the right to control each tenant's usage of the conference rooms, including limiting tenant usage so that the rooms are equally available to all tenants in the Building. Any common area amenities or facilities shall be provided from time to time at Landlord's discretion.

33. Tenant shall not swap or exchange building keys or cardkeys with other employees or tenants in the Building or the Project.

34. Tenant shall be responsible for the observance of all of the foregoing Rules and Regulations by Tenant's employees, agents, clients, customers, invitees and guests.

35. These Rules and Regulations are in addition to, and shall not be construed to in any way modify, alter or amend, in whole or in part, the terms, covenants, agreements and conditions of any lease of any premises in the Project.

36. Landlord may waive any one or more of these Rules and Regulations for the benefit of any particular tenant or tenants, but no such waiver by Landlord shall be construed as a waiver of such Rules and Regulations in favor of any other tenant or tenants, nor prevent Landlord from thereafter enforcing any such Rules and Regulations against any or all tenants of the Building.

37. Landlord reserves the right to make such other and reasonable rules and regulations as in its judgment may from time to time be needed for safety and security, for care and cleanliness of the Building and the Project and for the preservation of good order therein. Tenant agrees to abide by all such Rules and Regulations herein stated and any additional rules and regulations which are adopted.

                                    EXHIBIT B

                                    FLOOR PLAN


                                    [GRAPHIC]

                                    EXHIBIT C

                              IMPROVEMENT AGREEMENT


                  This Lease Improvement Agreement ("IMPROVEMENT AGREEMENT") sets forth the terms and conditions relating to construction of the initial tenant improvements described in the Plans to be prepared and approved as provided below (the "TENANT IMPROVEMENTS") in the Premises. Capitalized terms used but not otherwise defined herein shall have the meanings set forth in the Lease (the "LEASE") to which this Improvement Agreement is attached and forms a part.

1. BASE BUILDING WORK. The "Base Building Work" described on SCHEDULE 1 to this EXHIBIT C, IF ANY, has been or will be performed by Landlord at Landlord's sole cost and expense.

2.       PLANS AND SPECIFICATIONS.

                  2.1 Tenant has retained the services of Interform/Hansen & Associates (the "SPACE PLANNER") to prepare the detailed space plan (the "SPACE PLAN") attached hereto as Schedule 3 for the construction of the Tenant Improvements in the Premises. Tenant shall submit any proposed revisions to the Space Plan to Landlord for Landlord's approval. The Space Plan as attached hereto is hereby approved by Landlord and Tenant.

                  2.2 Based on the approved Space Plan, Tenant shall cause the Space Planner to prepare detailed plans, specifications and working drawings mutually satisfactory to Landlord and Tenant for the construction of the Tenant Improvements (the "PLANS"). Landlord and Tenant shall diligently pursue the preparation of the Plans. Tenant shall submit the Plans and any proposed revisions thereto, including the estimated cost of the Tenant Improvements. All necessary revisions to the Space Plan and the Plans shall be made within two (2) business days after Landlord's response thereto. This procedure shall be repeated until Landlord ultimately approves the Space Plan and Plans.

                  2.3 Tenant shall be responsible for ensuring that the Plans are compatible with the design, construction and equipment of the Building, comply with applicable Regulations and the Standards (defined below), and contain all such information as may be required to show locations, types and requirements for all heat loads, people loads, floor loads, power and plumbing, regular and special HVAC needs, telephone communications, telephone and electrical outlets, lighting, light fixtures and related power, and electrical and telephone switches, B.T.U. calculations, electrical requirements and special receptacle requirements. The Plans shall also include mechanical and electrical drawings mutually satisfactory to Landlord and Tenant which shall be prepared by an architect mutually acceptable to each of Landlord and Tenant. Notwithstanding Landlord's preparation, review and approval of the Space Plan and the Plans and any revisions thereto, Landlord shall have no responsibility or liability whatsoever for any errors or omissions contained in the Space Plan or Plans or any revisions thereto, or to verify dimensions or conditions, or for the quality, design or compliance with applicable Regulations of any improvements described therein or constructed in accordance therewith. Tenant hereby waives all claims against Landlord relating to, or arising out of the design or construction of, the Tenant Improvements.

                  2.4 Landlord may approve or disapprove the Plans or any proposed revision thereto or to the Space Plan submitted to Landlord in Landlord's sole discretion. Landlord shall not be deemed to have approved the Space Plan, the Plans, or any proposed revisions thereto, unless approved by Landlord in writing. Landlord shall approve or disapprove any Space Plan, Plans or proposed revisions thereto submitted to Landlord for Landlord's approval within three (3) business days after Landlord's receipt thereof. If Landlord has not approved in writing the Plans or proposed revisions thereto or to the Space Plan submitted to Landlord within three (3) business days after Landlord's receipt thereof, Landlord shall be deemed to have approved the same.

3.       SPECIFICATIONS FOR STANDARD TENANT IMPROVEMENTS.

                  3.1 Specifications and quantities of standard building components which will comprise and be used in the construction of the Tenant Improvements ("STANDARDS") are set forth in SCHEDULE 2 to this EXHIBIT C. As used herein, "STANDARDS" or "BUILDING STANDARDS" shall mean the standards for a particular item selected from time to time by Landlord for the Building, including those set forth on SCHEDULE 2 of this EXHIBIT C, or such other standards of equal or better quality as may be mutually agreed between Landlord and Tenant in writing.

                  3.2 No deviations from the Standards are permitted without Landlord's prior written approval.

4.       TENANT IMPROVEMENT COST.

                  4.1 The cost of the Tenant Improvements shall be paid for by Tenant, including, without limitation, the cost of:
         Standards; space plans and studies; architectural and engineering fees; permits, approvals and other governmental fees; labor, material, equipment and supplies; construction fees and other amounts payable to contractors or subcontractors; taxes; off-site improvements; remediation and preparation of the Premises for construction of the Tenant Improvements; taxes; filing and recording fees; premiums for insurance and bonds; attorneys' fees; financing costs; and all other costs expended or to be expended in the construction of the Tenant Improvements.

                  4.2      INTENTIONALLY OMITTED.

                  4.3      INTENTIONALLY OMITTED.

                  4.4      INTENTIONALLY OMITTED.

                  4.5      INTENTIONALLY OMITTED.

5.       CONSTRUCTION OF TENANT IMPROVEMENTS.

                  5.1 Within ten (10) days after Tenant's and Landlord's approval of the Plans, Tenant shall cause the contractor to proceed to secure a building permit and commence construction of the Tenant Improvements provided that the Building has in Landlord's discretion reached the stage of construction where it is appropriate to commence construction of the Tenant Improvements in the Premises.

                  5.2 Tenant shall be responsible for obtaining all governmental approvals to the full extent necessary for the construction and installation of the Tenant Improvements and for Tenant's occupancy of the Premises, in compliance with all applicable Regulations. Tenant shall employ Wilcox & Co. as the contractor or such other contractor or contractors as shall be approved by Landlord in writing to construct the Tenant Improvements in conformance with the approved Space Plan and Plans. The construction contracts between Tenant and the approved contractor shall be subject to Landlord's prior reasonable approval and shall provide for progress payments made directly to the contractor. The contractor(s) shall be duly licensed and Landlord's approval of the contractor(s) shall be conditioned, among other things, upon the contractor's reputation for quality of work, timeliness of performance, integrity and Landlord's prior experience with such contractor.

                  5.3 Landlord shall not be liable for any direct or indirect damages suffered by Tenant as a result of delays in construction beyond Landlord's reasonable control, including, but not limited to, delays due to strikes or unavailability of materials or labor, or delays caused by Tenant (including delays by the Space Planner, the contractor or anyone else performing services on behalf of Landlord or Tenant).

                  5.4 All work to be performed on the Premises by Tenant or Tenant's contractor or agents shall be subject to the following conditions:

                           (a) Such work shall proceed upon Landlord's written approval of Tenant's contractor, and public liability and property damage insurance carried by Tenant's contractor, and shall further be subject to the provisions of Paragraphs 7.1 and 7.3 of the Lease.

                           (b) All work shall be done in conformity with a valid building permit when required, a copy of which shall be furnished to Landlord before such work is commenced, and in any case, all such work shall be performed in a good and workmanlike and first-class manner, and in accordance with all applicable Regulations and the requirements and standards of any insurance underwriting board, inspection bureau or insurance carrier insuring the Premises pursuant to the Lease. Notwithstanding any failure by Landlord to object to any such work, Landlord shall have no responsibility for Tenant's failure to comply with all applicable Regulations. Tenant shall be responsible for ensuring that construction and installation of the Tenant Improvements will not affect the structural integrity of the Building.

                           (c) Tenant shall use its best efforts to immediately resolve any union activities, including picketing and labor stoppages, that occur in connection with Tenant's construction of the Tenant Improvements or other construction by or on behalf of Tenant of the Premises, Building or Project. Any delay in construction of the Tenant Improvements due to such union activities shall not be considered a force majeure event hereunder with respect to Tenant's performance of its obligations.

                           (d) Landlord or Landlord's agents shall have the right to inspect the construction of the Tenant Improvements by Tenant during the progress thereof. If Landlord shall give notice of faulty construction or any other deviation from the approved Space Plan or Plans, Tenant shall cause its contractor to make corrections promptly. However, neither the privilege herein granted to Landlord to make such inspections, nor the making of such inspections by Landlord, shall operate as a waiver of any right of Landlord to require good and workmanlike construction and improvements erected in accordance with the approved Space Plan or Plans.

                           (e) Tenant shall cause its contractor to complete the Tenant Improvements as soon as reasonably possible but in any event on or before the Scheduled Term Commencement Date.

                           (f)      Tenant's construction of the Tenant
         Improvements shall comply with the following: (i) the Tenant Improvements shall be constructed in strict accordance with the approved Space Plan or Plans; (ii) Tenant's and its contractor shall submit schedules of all work relating to the Tenant Improvements to Landlord for Landlord's approval within two (2) business days following the selection of the contractor and the approval of the Plans. Landlord shall within three (3) business days after receipt thereof inform Tenant of any changes which are necessary and Tenant's contractor shall adhere to such corrected schedule; and
         (iii) Tenant shall abide by all rules made by Landlord with respect to the use of freight, loading dock, and service elevators, storage of materials, coordination of work with the contractors of other tenants, and any other matter in connection with this Improvement Agreement, including, without limitation, the construction of the Tenant Improvements.

                           (g) Tenant or Tenant's contractor or agents shall arrange for necessary utility, hoisting and elevator service with Landlord's contractor and shall pay such reasonable charges for such services as may be charged by Tenant's contractor. Landlord shall not impose a charge upon Tenant for any such elevator service.

                           (h) Tenant's entry to the Premises for any purpose, including, without limitation, inspection or performance of Tenant construction by Tenant's agents, prior to the date Tenant's obligation to pay rent commences shall be subject to all the terms and conditions of the Lease except the payment of Rent. Tenant's entry shall mean entry by Tenant, its officers, contractors, licensees, agents, servants, employees, guests, invitees, or visitors.

                           (i) Tenant shall promptly reimburse Landlord upon demand for any reasonable expense actually incurred by the Landlord by reason of faulty work done by Tenant or its contractors or by reason of any delays caused by such work, or by reason of inadequate clean-up.

                           (j)      Tenant hereby indemnifies and holds
         Landlord harmless with respect to any and all costs, losses, damages, injuries and liabilities relating in any way to any act or omission of Tenant or Tenant's contractor or agents, or anyone directly or indirectly employed by any of them, in connection with the Tenant Improvements and any breach of Tenant's obligations under this Improvement Agreement, or in connection with Tenant's non-payment of any amount arising out of the Tenant Improvements. Such indemnity by Tenant, as set forth above, shall also apply with respect to any and all costs, losses, damages, injuries, and liabilities related in any way to Landlord's performance or any ministerial acts reasonably necessary (i) to permit Tenant to complete the Tenant Improvements, and (ii) to enable Tenant to obtain any building permit or certificate of occupancy for the Premises.

                           (k)      Tenant's contractor and the
         subcontractors utilized by Tenant's contractor shall guarantee to Tenant and for the benefit of Landlord that the portion of the Tenant Improvements for which it is responsible shall be free from any defects in workmanship and materials for a period of not less than one (1) year from the date of completion thereof. Each of Tenant's contractor and the subcontractors utilized by Tenant's contractor shall be responsible for the replacement or repair, without additional charge, of all work done or furnished in accordance with its contract that shall become defective within one
         (1) year after the later to occur of (i) completion of the work performed by such contractor of subcontractors and (ii) the Term Commencement Date. The correction of such work shall include, without additional charge, all additional expenses and damages incurred in connection with such removal or replacement of all or any part of the Tenant Improvements, and/or the Building and/or common areas that may be damaged or disturbed thereby. All such warranties or guarantees as to materials or workmanship of or with respect to the Tenant Improvements shall be contained in the construction contract or subcontract and shall be written such that such guarantees or warranties shall inure to the benefit of both Landlord and Tenant, as their respective interests may appear, and can be directly enforced by either. Tenant covenants to give to Landlord any assignment or other assurances which may be necessary to effect such rights of direct enforcement.

            (l) Commencing upon the execution of the Lease, Tenant shall hold weekly meetings at a reasonable time with the Space Planner and the contractor regarding the progress of the preparation of the Plans and the construction of the Tenant Improvements, which meetings shall be held at a location designated by Tenant, and Landlord and/or its agents shall receive prior notice of, and shall have the right to attend, all such meetings, and upon Landlord's request, certain of Tenant's contractors shall attend such meetings. One such meeting each month shall include the review of contractor's current request for payment.

6.       INSURANCE REQUIREMENTS.

            6.1 All of Tenant's contractors shall carry worker's compensation insurance covering all of their respective employees, and shall also carry public liability insurance, including property damage, all with limits, in form and with companies as are required to be carried by Tenant as set forth in Exhibit D to the Lease.

            6.2 Tenant shall carry "Builder's All Risk" insurance in an amount approved by Landlord covering the construction of the Tenant Improvements, and such other insurance as Landlord may require, it being understood and agreed that the Tenant Improvements shall be insured by Tenant pursuant to Exhibit D to the Lease immediately upon completion thereof. Such insurance shall be in amounts and shall include such extended coverage endorsements as may be reasonably required by Landlord including, but not limited to, the requirement that all of Tenant's contractors shall carry excess liability and Products and Completed Operation coverage insurance, each in amounts not less than $500,000 per incident, $1,000,000 in aggregate, and in form and with companies as are required to be carried by Tenant as set forth in Exhibit D to the Lease.

            6.3 Certificates for all insurance carried pursuant to this Improvement Agreement must comply with the requirements of Exhibit D to the Lease and shall be delivered to Landlord before the commencement of construction of the Tenant Improvements and before the contractor's equipment is moved onto the site. In the event the Tenant Improvements are damaged by any cause during the course of the construction thereof, Tenant shall immediately repair the same at Tenant's sole cost and expense. Tenant's contractors shall maintain all of the foregoing insurance coverage in force until the Tenant Improvements are fully completed and accepted by Landlord, except for any Product and Completed Operation Coverage insurance required by Landlord, which is to be maintained for ten (10) years following completion of the work and acceptance by Landlord and Tenant. All policies carried under this Paragraph 6 shall insure Landlord and Tenant, as their interests may appear, as well as the contractors. All insurance maintained by Tenant's contractors shall preclude subrogation claims by the insurer against anyone insured thereunder. Such insurance shall provide that it is primary insurance as respects the owner and that any other insurance maintained by owner is excess and noncontributing with the insurance required hereunder. Landlord may, in its discretion, require Tenant to obtain a lien and completion bond or some alternate form of security satisfactory to Landlord in an amount sufficient to ensure the lien-free completion of the Tenant Improvements and naming Landlord as a co-obligee.

7.       COMPLETION AND RENTAL COMMENCEMENT DATE.

            7.1 Tenant's obligation to pay Rent under the Lease shall commence on the Scheduled Term Commencement Date and the Scheduled Term Commencement Date shall be the Term Commencement Date notwithstanding anything to the contrary contained in Paragraph 3 of the Lease. However, Landlord Delays (as defined below) shall extend the Term Commencement Date, but only in the event that substantial completion of the Tenant Improvements is delayed despite Tenant's reasonable efforts to adapt and compensate for such delays. In addition, no Landlord Delays shall be deemed to have occurred unless Tenant has provided notice, in compliance with the Lease, to Landlord specifying that a delay shall be deemed to have occurred because of actions, inactions or circumstances specified in the notice in reasonable detail. If such actions, inactions or circumstances are not cured by Landlord within one (1) business day after receipt of such notice ("COUNT DATE"), and if such actions, inaction or circumstances otherwise qualify as a Landlord Delay, then a Landlord Delay shall be deemed to have occurred commencing as of the Count Date. The Term Commencement Date shall be extended by one day for each day from the Count Date that a Landlord Delay has occurred, as calculated as provided above. The term "Landlord
         Delays," as such term may be used in this Improvement Agreement, shall mean any delays in the completion of the Tenant Improvements which are due to any act or omission of Landlord, its agents or contractors. Landlord Delays shall include, but shall not be limited to: (i) delays in the giving of authorizations or approvals by Landlord, (ii) delays due to the acts or failures to act, of Landlord, its agents or contractors, where such acts or failures to act delay the completion of the Tenant Improvements, provided that Tenant acts in a commercially reasonable manner to mitigate any such delay, (iii) delays due to the interference of Landlord, its agents or contractors with the completion of the Tenant Improvements or the failure or refusal of any party to permit Tenant, its agents and contractors, access to and use of the Building or any Building facilities or services, including elevators and loading docks, which access and use are necessary to complete the Tenant Improvements, and (iv) delays due to Landlord's failure to allow Tenant sufficient access to the Building and/or the Premises during Tenant's move into the Premises.

            7.2 Within ten (10) days after completion of construction of the Tenant Improvements, Tenant shall cause a Notice of Completion to be recorded in the office of the Recorder of the county in which the Building is located in accordance with Section 3093 of the Civil Code of the State of California or any successor statute, and shall furnish a copy thereof to Landlord upon such recordation. If Tenant fails to do so, Landlord may execute and file the same on behalf of Tenant as Tenant's agent for such purpose, at Tenant's sole cost and expense. At the conclusion of construction, (i) Tenant shall cause the Space Planner and the contractor (i) to update the approved working drawings as necessary to reflect all changes made to the approved working drawings during the course of construction, (ii) to certify to the best of their knowledge that the "record-set" of as-built drawings are true and correct, which certification shall survive the expiration or termination of the Lease, and (c) to deliver to Landlord two (2) sets of copies of such record set of drawings within ninety (90) days following issuance of a certificate of occupancy for the Premises, and (iii) Tenant shall deliver to Landlord a copy of all warranties, guarantees, and operating manuals and information relating to the improvements, equipment, and systems in the Premises.

            7.3 A default under this Improvement Agreement shall constitute a default under the Lease, and the parties shall be entitled to all rights and remedies under the Lease in the event of a default hereunder by the other party (notwithstanding that the Term thereof has not commenced).

            7.4 Without limiting the "as-is" provisions of the Lease, except for the Tenant Improvements, if any, to be constructed by Landlord pursuant to this Improvement Agreement, Tenant accepts the Premises in its "as-is" condition and acknowledges that it has had an opportunity to inspect the Premises prior to signing the Lease.

                                       SCHEDULE 1
                                      TO EXHIBIT C

                                   BASE BUILDING WORK





                                         NONE

                                       SCHEDULE 2
                                      TO EXHIBIT C

                                   BUILDING STANDARDS



Building Standard tenant improvements ("STANDARDS") shall be in accordance with premises/space recently constructed in the Building for other tenants occupying space similar to Tenant.

                                       SCHEDULE 3
                                      TO EXHIBIT C

                                       SPACE PLAN



      The following constitutes the Space Plan:


                                       [spaceplan]

                                       SCHEDULE 3
                                      TO EXHIBIT C

                                       SPACE PLAN




       The following constitutes the Dendition Plan:


                                       [spaceplan]

                                       EXHIBIT D

                                  TENANT'S INSURANCE


Tenant shall, at Tenant's sole cost and expense, procure and keep in effect from the date of this Lease and at all times until the end of the Term, the following insurance coverage:

1. PROPERTY INSURANCE. Insurance on all personal property and fixtures of Tenant and all improvements made by or for Tenant to the Premises on an "All Risk" or "Special Form" basis, for the full replacement value of such property.

2. LIABILITY INSURANCE. Commercial General Liability insurance written on an ISO CG 00 01 10 93 or equivalent form, on an occurrence basis, with a per occurrence limit of at least $2,000,000, and a minimum general aggregate limit of at least $3,000,000, covering bodily injury and property damage liability occurring in or about the Premises or arising out of the use and occupancy of the Premises or the Project by Tenant or any Tenant Party. Such insurance shall include contractual liability coverage insuring Tenant's indemnity obligations under this Lease, and shall be endorsed to name Landlord, any Holder of a Security Instrument and any other party specified by Landlord as an additional insured with regard to liability arising out of the ownership, maintenance or use of the Premises.

3. WORKER'S COMPENSATION AND EMPLOYER'S LIABILITY INSURANCE. (a) Worker's Compensation Insurance as required by any Regulation, and (b) Employer's Liability Insurance in amounts not less than $1,000,000 each accident for bodily injury by accident and for bodily injury by disease, and for each employee for bodily injury by disease.

4. COMMERCIAL AUTO LIABILITY INSURANCE. Commercial auto liability insurance with a combined limit of not less than One Million Dollars ($1,000,000) for bodily injury and property damage for each accident. Such insurance shall cover liability relating to any auto (including owned, hired and non-owned autos).

5. ALTERATIONS REQUIREMENTS. In the event Tenant shall desire to perform any Alterations, Tenant shall deliver to Landlord, prior to commencing such Alterations (i) evidence satisfactory to Landlord that Tenant carries "Builder's Risk" insurance covering construction of such Alterations in an amount and form approved by Landlord, (ii) such other insurance as Landlord shall nondiscriminatorily require, and (iii) a lien and completion bond or other security in form and amount satisfactory to Landlord.

6. GENERAL INSURANCE REQUIREMENTS. All coverages described in this EXHIBIT D shall be endorsed to (i) provide Landlord with thirty (30) days' notice of cancellation or change in terms; (ii) waive all rights of subrogation by the insurance carrier against Landlord; and
        (iii) be primary and non-contributing with Landlord's insurance. If at any time during the Term the amount or coverage of insurance which Tenant is required to carry under this EXHIBIT D is, in Landlord's reasonable judgment, materially less than the amount or type of insurance coverage typically carried by owners or tenants of properties located in the general area in which the Premises are located which are similar to and operated for similar purposes as the Premises or if Tenant's use of the Premises should change with or without Landlord's consent, Landlord shall have the right to require Tenant to increase the amount or change the types of insurance coverage required under this EXHIBIT D. All insurance policies required to be carried by Tenant under this Lease shall be written by companies rated AVII or better in "Best's Insurance Guide" and authorized to do business in the State of California. Deductible amounts under all insurance policies required to be carried by Tenant under this Lease shall not exceed $10,000 per occurrence. Tenant shall deliver to Landlord on or before the Term Commencement Date, and thereafter at least thirty (30) days before the expiration dates of the expired policies, certified copies of Tenant's insurance policies, or a certificate evidencing the same issued by the insurer thereunder, and, if Tenant shall fail to procure such insurance, or to deliver such policies or certificates, Landlord may, at Landlord's option and in addition to Landlord's other remedies in the event of a default by Tenant under the Lease, procure the same for the account of Tenant, and the cost thereof (with interest thereon at the Default
        Rate) shall be paid to Landlord as Additional Rent.

                                       EXHIBIT E

                                     PARKING RULES



1.      Cars must be parked entirely within painted stall lines.

2.      All directional signs and arrows must be observed.

3. All posted speed limits for the parking areas shall be observed. If no speed limit is posted for an area, the speed limit shall be five (5) miles per hour.

4.      Parking is prohibited:

        (a)  in areas not striped for parking;

        (b)  in aisles;

        (c)  where "no parking" signs are posted;

        (d)  on ramps;

        (e)  in cross hatched areas; and

        (f)  in such other areas as may be designated by Landlord.

5. Handicap and visitor stalls shall be used only by handicapped persons or visitors, as applicable.

6. Parking stickers or any other device or form of identification supplied by Landlord from time to time (if any) shall remain the property of Landlord. Such parking identification device must be displayed as requested and may not be mutilated in any manner. The serial number of the parking identification device may not be obliterated. Devices are not transferable and any device may not be obliterated. Devices are not transferable and any device in possession of any unauthorized holder will be void. There will be a replacement charge payable by the parker and such parker's appropriate tenant equal to the amount posted from time to time by Landlord for loss of any magnetic parking card or any parking sticker.

7. Every parker is required to park and lock his or her own car. All responsibility for damage to cars or persons is assumed by the parker.

8. Loss or theft of parking identification devices must be reported to Landlord, and a report of such loss or theft must be filed by the parker at that time. Any parking identification devices reported lost or stolen found on any unauthorized car will be confiscated and the illegal holder will be subject to prosecution. Lost or stolen devices found by the parker must be reported to Landlord immediately to avoid confusion.

9. Parking spaces are for the express purpose of parking one automobile per space. Washing, waxing, cleaning, or servicing of any vehicle by the parker and/or such person's agents is prohibited. The parking areas shall not be used for overnight or other storage for vehicles of any type.

10. Landlord reserves the right to refuse the issuance of parking identification or access devices to any tenant and/or such tenant's employees, agents, visitors or representatives who willfully refuse to comply with the Parking Rules and/or all applicable governmental ordinances, laws, or agreements.

11. Tenant shall acquaint its employees, agents, visitors or representatives with the Parking Rules, as they may be in effect from time to time.

12. Any monthly rental for parking shall be paid one month in advance prior to the first day of such month. Failure to do so will automatically cancel parking privileges, and a charge of the prevailing daily rate will be due. No deductions or allowances from the monthly rental for parking will be made for days a parker does not use the parking facilities.

13. Each parker shall pay a reasonable deposit for any parking card issued to such a person. Such deposit shall be paid at the time the parking card is issued and shall be forfeited if the parking card is lost. Such deposit shall be returned without interest, at the time such person ceases to utilize the parking facilities, upon surrender of the parking card. A reasonable replacement charge shall be paid to replace a lost card and an amount in excess of the initial deposit may be charged as the replacement fee.